                                                                   EXHIBIT 10.13


                        TRANSPORTATION SERVICE AGREEMENT

                                (FIRM INTRASTATE)

          THIS FIRM INTRASTATE TRANSPORTATION SERVICE AGREEMENT (hereinafter referred to as "Service Agreement") made and entered into as of this 1st day of January, 2002, by and between ONEOK WesTex Transmission, L.P., hereinafter referred to as "Company" and ENERGAS Company, a division of Atmos Energy Corporation, hereinafter referred to as "Customer."

          WHEREAS, Customer desires to establish a master Firm Intrastate Transportation Service Agreement whereby Gas may be transported by Company on a firm basis on behalf of Customer if Company and Customer mutually agree to the terms and conditions of such transportation; and

          WHEREAS, Company desires to transport such Gas for Customer if such terms and conditions can be agreed to.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Company and Customer hereby agree as follows:

                                   ARTICLE I.

                               GENERAL PROVISIONS

          1.1 The provisions of this Agreement as well as the General Terms and Conditions herein, in the General and Exhibit A, attached hereto and by this reference included herein as if set forth in full, are intended to be incorporated into and become part of the Service Agreement between Customer and Company relating to the transportation of Gas by Company. The Service Agreement will consist of the provisions contained Terms and Conditions, in the Service Orders A-1, A-2, A-3 and A-4 attached hereto and in





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any new Gas transportation order ("Service Order") which sets forth the specific terms and conditions of such transportation.

         1.2 The Service Orders A-1, A-2, A-3 and A-4 attached hereto are incorporated herein by this reference and are jointly referred to as Service Orders. Should Company and Customer from time to time after the Effective Date come to a new understanding regarding the transportation of Gas for a particular period of delivery, then Company shall communicate that understanding to Customer by sending a completed new Service Order (a form which is attached hereto as Exhibit A) to Customer. Upon acceptance of the Service Order by Customer which must be provided and agreed to by Company prior to any delivery of gas, the Service Order shall be effective as to both parties.

         1.3 All nominations, scheduling, transportation and priorities for service shall be subject to the actions of the Point Operator at the applicable Point(s) of Receipt or Point(s) of Delivery.

         1.4 The definitions applicable to transportation of gas are set forth in the General Terms and Conditions attached hereto and by this reference included herein.

                                   ARTICLE II.

                                 TRANSPORTATION

         2.1 Company hereby agrees to transport on behalf of Customer, up to, but not in excess of, that amount shown on the applicable Service Orders and each new Service Order effective between the Parties for each of the Point(s) of Delivery. Company shall have no obligation to deliver such Gas unless such Gas is being or has been received by Company at the Point(s) of Receipt as identified on the applicable Service Orders and each new Service Order effective between the Parties and in accordance with the General Terms and Conditions. To the extent that Gas is not physically being transported for or on behalf of Customer, Customer shall have no right, title or interest in the System, its capacity or





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

any rights therein. Notwithstanding the above, Customer shall have the right at all times, subject to the terms and conditions of this Agreement, to utilize the capacity up to the Demand Quantity as set forth in the applicable Service Order. Daily and Monthly thermal balancing of receipts and deliveries shall be maintained by Customer to the maximum extent practicable.

          2.2 As payment for transportation of Gas hereunder Customer shall pay the Company an amount equal to the charges set forth in this Service Agreement, the Service Orders, each new Service Order effective between the Parties, and the fees and charges described in the General Terms and Conditions. The parties recognize and agree that there may be multiple Service Orders in existence at any one time. From the gas delivered to Company by or for the account of Customer, Company shall retain for its own account and without compensation to Customer an amount of Gas equal to the Fuel and Use Quantity.

          2.3 "Metering Facility(ies)" means the equipment and facilities located in the West Texas area (including but not limited to all pipe, valves, fittings, meters and regulators) which are presently connected (or connected in the future under Section 2.5 hereof) directly to Company's pipeline system(s) as follows:

          (a)   OrificeMeters;

          (b) Large Capacity Positive Displacement Meters ("Large Meters"), being Class IV or larger positive displacement, turbine, and rotary meters which includes those meters with a capacity equal to or greater than 1800 cubic feet per hour at 8 ounces of pressure and 2" differential pressure;

          (c) Other Positive Displacement Meters ("Other Meters"), being those Class I through III meters which includes those meters with a capacity less than 1800 cubic feet per hour at 8 ounces of pressure and 2" differential pressure.

          (d)   New Facilities as described in Section 2.5(a) hereof.



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

Company shall own all Orifice Meters and Large Meters unless otherwise agreed by the parties. Customer shall own, maintain, and operate all Other Meters Additionally, all yard lines and service lines downstream of the Metering Facility(ies) shall remain the property of Customer. Company shall own, operate and maintain all taps, valves and regulators upstream of the Metering Facilities, except that Customer shall own, operate and maintain its own regulators upstream of Other Meters.

         2.4 Unless otherwise mutually agreed upon in writing, Company will be the "Operating Party" for all Orifice Meters and Large Meters and Customer will be the "Operating Party" for Other Meters. Any Orifice Meters and Large Meters which are replaced with an Other Meters after the Effective Date, Customer shall be the Operating Party at its sole cost and expense.

         2.5 (a) In the event Customer determines that a new Orifice Meter or Large Meter ("New Facility") is required to provide service to Customer under this Service Agreement, Customer shall submit a request to Company and Company shall install, own, and operate, or cause to be installed and operated such New Facility. Company shall have no obligation to provide transportation capacity or any other rights to Customer in excess of that which were allowed by contract to Customer prior to the installation of the New Facilities. Customer shall pay to Company or Company's designee the actual cost of such installations (including taxes on income, if any, for aid in construction reimbursements) plus an overhead charge of fifteen percent of such actual cost. Customer shall pay such costs within thirty (30) days of receipt of invoice. Customer at its cost, shall provide location sites acceptable to Company for all such New Facilities. Company shall designate the type of New Facilities that shall be utilized; provided, if Company, after the installation of New Facilities pursuant to Company's initial designation for any point hereunder, designates a different type of New Facilities, the cost of such


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


different New Facilities shall be borne by Company. Company will install or cause to be installed a New Facility only upon receipt of a completed "New Facilities Request" form from Customer (example provided in attached Exhibit B).

         (b) Customer shall not be responsible for costs associated with the replacement, rebuilding or repair of any Orifice Meters, Large Meters or New Facilities.

         (c) For all Other Meters, unless otherwise agreed, Customer at its sole cost and expense shall install, own and operate or cause to be installed and operated all equipment determined by Customer to be necessary for the measurement of gas to be delivered under this Service Agreement. Unless otherwise agreed, Company will not be responsible for costs associated with the replacement, rebuilding or repair of all Other Meters. Customer shall not install, remove or change in any manner any Other Meters without written notice to the Company at least (1) day in advance thereof. Company shall have no obligation to provide transportation capacity or other rights to Customer in excess of that allowed by contract to Customer prior to the installation, removal or change of any Other Meters. Notices to install, remove or change any Other Meter shall be in the format attached as Exhibit C hereto and shall be submitted to:

                                          ONEOK WesTex Transmission, L.P.
                                          Measurement Supervisor,
                                          P.O. Box 5810
                                          Lubbock, Texas 79408
                                          or
                                          4002 MLK, Jr. Blvd.
                                          Lubbock, Texas 79404
                                          Tel. (806) 747-3037 or (806) 762-0560
                                          Fax (806) 765-6716.



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


          Emergency installations, removals and changes can be reported to the phone numbers given above or can be made and then reported to the Company by facsimile on the business day following such installation, removal or change. If Customer fails to make such notices and reports as required, Company will charge and Customer will pay a $50.00 late notice fee for each such failure.

(d) All equipment installed by either Party will be in compliance with industry standard designs and operated in accordance with this Service Agreement. Either Party may install, maintain, and operate, at its sole cost and expense, check metering facilities or other related equipment including, but not limited to, separate metering facilities, and equipment which will give either party the right to share pressure/differential sensing lines and positive displacement meter pulse output; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the other Party's metering facilities and/or telemetry equipment.

2.6 (a) Company shall cause all Orifice and Large Meters to be read once each Month on approximately the same day of the Month as close to the end of the month as reasonably practicable. Upon mutual agreement of the Parties, the reading of Large Meters may be delegated to Customer provided that such agreement provides at a minimum a list of Large Meters to be read, the time each Large Meter will be read each Month and the format and method in which Customer will communicate the monthly readings to Company.

(b) Customer at its sole cost and expense shall cause all Other Meters to be read at least once each Month on approximately the same date each Month and report such information to Company in a format and within a time period specified by Company in its reasonable discretion.



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


         2.7 Company shall make all reasonable efforts to maintain a minimum of one hundred fifty (150) psig at the inlet to all Town Border Stations (TBS's) (as defined in Section 1 (k) of Schedule A-l attached to Exhibit A-l attached to this Service Agreement), all other deliveries shall be made at the pressure existing from time to time in Company's facilities. Notwithstanding the one hundred fifty (150) psig requirement at the TBS's, neither Party shall be required to install compression facilities in order to effect deliveries hereunder at the Metering Facilities.

         2.8 At any Metering Facilities in which Company serves Customer at a delivery pressure above 5.3 ounces, Company agrees to adjust the delivery pressure, as soon as reasonably practicable, to a pressure within the limits of service at that location as defined by Department of Transportation regulations 40 C.F.R. Part 192.

         2.9 Company shall inject Mercaptan into the natural gas prior to delivery to Customer from Metering Facilities directly connected to pipeline systems which Company owns as of the Effective Date at the rate of approximately one-half pound per MMcf. Company shall construct, maintain and operate any facilities required for the performance of this obligation. Customer shall be responsible for odorization of the natural gas received by Customer from pipelines that are not owned by Company or if odorization is required by law, regulation or industry practice in excess of one-half pound of Mercaptan per MMcf Customer shall be responsible for monitoring and performing all odorant checks within its delivery systems and will notify Company immediately if Customer determines that Company is injecting less than one-half pound of Mercaptan per MMcf prior to delivery to Customer. Customer shall also be responsible for any regulatory requirements associated with monitoring and performing odorant checks on its delivery systems. Notwithstanding any other provisions in this Service Agreement, Customer shall defend, indemnify and hold Company harmless from any and all liability, claim, loss, penalty, fines, damage or expense (including attorneys fees) which may arise out of Customer's failure or alleged failure to




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

odorize gas Customer delivers to its customers.

          2.10 Unless mutually agreed to otherwise by Company and Customer, upon issuance of an Operational Flow Order, Company shall advise Customer of the volume of Gas that must be curtailed immediately pursuant to Section 4.8 of the General Terms and Conditions. Within four (4) hours after receipt of such notice, Customer shall advise Company of the Point(s) of Receipt and Point(s) of Delivery that may be curtailed and the volume of Gas to be curtailed at each such Point(s) of Receipt and Point(s) of Delivery. Company shall curtail deliveries at such Point(s) of Receipt and Point(s) of Delivery within four (4) hours of receipt of such notice from Customer. As long as such Operational Flow Order is in effect Company and Customer shall implement further curtailments that need to be made in the same manner and under the same time limitations.

          2.11 This Service Agreement shall be binding upon the parties upon its execution by all parties hereto and will become effective on the date hereinabove written (hereinafter referred to as Effective Date). The Service Agreement shall extend for a term of one (1) year from and after such Effective Date and month to month thereafter until terminated by either party upon thirty
(30) days written notice, but in no event shall this Service Agreement expire (but shall be subject to termination as set forth in the General Terms and Conditions) prior to the expiration of any applicable Service Order.
Upon expiration, all obligations of the parties hereto shall terminate, except as to the reconciliation of accounts, adjustments for prior periods, balancing of receipts and withdrawals of Gas hereunder and the payment of any amounts due.

          2.12 Any notice, request, statement, correspondence, or payment provided for in this Service Agreement shall be given in writing, delivered in person, by facsimile, by


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


private carrier or by United States mail, to the parties hereto at the addresses shown below or at such other addresses as may be hereafter furnished by one party to the other in writing:

For General Notices:

COMPANY:                                CUSTOMER:
ONEOK WesTex Transmission, L.P.         ENERGAS Company,
                                        A division of Atmos Energy Corporation
Attention: Contract Administration      Attention: Contract Administration
P.O. Box 22089                          P. O. Box 650205
Tulsa, OK 74121-2089                    Dallas, Texas 75265-0205
Facsimile: (918) 588-7616               Phone: (972) 855-3280
                                        Facsimile: (972) 855-3070

For Operational Notices:

ONEOK WesTex Transmission, L.P.         ENERGAS Company,
Attention: Contract Administration      A division of Atmos Energy Corporation
P.O. Box 22089                          Attention: Gas Supply
Tulsa, OK 74121-2089                    P.O. Box 650205
Facsimile: (918) 588-7616               Dallas, Texas 75265-0205
                                        Phone: (972) 855-3749
                                        Facsimile: (972) 855-3070



(Intentionally Left Blank)                For Local Technical or Operational
                                          Assistance:

                                          Energas Company,
                                          A division of Atmos Energy Corporation
                                          Attention: Technical Services
                                          5110 80th Street
                                          Lubbock, Texas 79424
                                          Phone: (806) 798-4446
                                          Facsimile: (806) 798-4495

After Hours Emergency Notification:

ONEOK WesTex Gas Control                  Atmos Gas Control
Phone: 800-562-5879                       Phone: (615) 535-7700 ext. 223
Facsimile: 918-588-7533                   Facsimile: (615) 790-9337

For Payments:                             For Invoices:

Remit by Wire Transfer or ACH to:         ENERGAS Company,
ONEOK Westex Transmission L.P.            a division of Atmos Energy Corporation
Bank One, Oklahoma, NA, Tulsa, OK         Attention: Gas Supply
ABA #103000648                            P.O. Box 650205
Account #: 632944989                      Dallas, TX 75265-0205



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

          2.13 Neither Customer nor its officers, directors, employees, agents or representatives shall take, omit to take, or permit to be taken any action which shall subject Company, its affiliates, their Systems or any of their other facilities to the jurisdiction of the Federal Energy Regulatory Commission (or any successor agency) pursuant to the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, or any of the rules and regulations adopted pursuant to those acts. If Customer breaches the foregoing provision, then Customer agrees to defend (with counsel of Company's choosing to be made in Company's sole discretion), indemnify and hold Company, its affiliates and their officers, directors, employees, agents and representatives harmless from and against any loss, damage, cost (including reasonable attorney's fees) and expenses (including fines and penalties, consequential and exemplary damages) arising out of any action, suit, proceeding, judgment, claim, allegation, investigation and liability of any nature whatsoever relating to the foregoing provision and the breach thereof. Further, Customer recognizes and agrees that if Company determines that a violation of the first sentence of this Section
2.13 may have occurred, then Company may immediately take such action as it deems necessary in its sole discretion to terminate such jurisdictional status.

          2.14 TO THE EXTENT THAT TEXAS LAW SHALL APPLY TO THE TRANSACTIONS COVERED HEREBY, THE PARTIES CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED ("DTPA"). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE, THAT, IF THE DTPA IS APPLICABLE TO THIS AGREEMENT, (1) THE PARTIES ARE "BUSINESS CONSUMERS" AS THAT TERM IS DEFINED IN THE DTPA AND (2) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS.

          2.15 The Operating Agreement dated November 13, 1996, the LDC Transport Agreement




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

dated January 1, 1996 and LVS Transportation Agreement dated January 1,1996, (all three agreements jointly referred to as Terminated Contracts) all by and between the parties hereto or their predecessors in interest are hereby terminated and cancelled effective as of the Effective Date except that each of the Parties reserves all of their rights with respect to: (1) the balancing of gas receipts and deliveries; (2) the payment for services previously rendered;
(3) any and all debts, demands, claims, counter-claims, cross claims, causes of action, duties to defend, defenses, obligations, liabilities, rights, and damages of any kind whatsoever, asserted or unasserted, at law or in equity, whether known or unknown arising under or in connection with such Terminated Agreements.

          2.16 The General Terms and Conditions are incorporated herein by this reference and the words and phrases contained herein shall have the same meanings as set forth in the General Terms and Conditions.

          IN WITNESS WHEREOF, this Service Agreement is executed this (22nd) day of (August, 2002).

ENERGAS Company,                     ONEOK WesTex Transmission, L.P.
a division of                        by ONEOK WesTex Gas Pipeline, Inc.
Atmos Energy Corporation             General Partner

By: /s/ Gordon J. Roy                By: /s/ John L. Sommer
Vice President                       Vice President




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


                                 ENERGAS COMPANY

                         ONEOK WESTEX TRANSMISSION, L.P.
                          GENERAL TERMS AND CONDITIONS

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "Affiliate" shall mean any person, entity, or business section, or division that directly or through one or more intermediaries' controls, is controlled by, or is under common control with the entity in question. Control includes, the possession, directly or indirectly, and whether acting alone or in conjunction with others, of the authority to direct a direction of the management or policies of a person or entity. Control may be exercised through management, ownership of voting securities or other right to vote, by contract or otherwise. Affiliates of the Company shall not include Western Resources, Inc.

         1.2 "Btu" shall mean British thermal unit. The definition of one Btu is the quantity of heat that must be added to one pound (avoirdupois) of pure water to raise its temperature from fifty eight and one-half degrees (58.5 degrees)Fahrenheit to fifty nine and one-half degrees (59.5 degrees)Fahrenheit under standard pressure conditions. Btu shall be computed on a temperature base of sixty degrees (60 degrees) Fahrenheit and a pressure base of fourteen and seventy-three hundredths (14.73) psia and on a gross-real-dry basis and shall not be corrected for real water vapor as obtained by means commonly acceptable to the industry, and "MMBtu" shall mean one million (1,000,000) Btu.

         1.3 "Customer" shall mean the person or entity that has executed a Service Agreement with the Company for the service rendered under such Service Agreement or, as the context may require, any person or entity requesting service hereunder.

         1.4 "Day" shall mean the consecutive 24-hour period commencing at 9:00 a.m. (Central Clock Time) on one calendar day and ending at 9:00 a.m. (Central Clock Time) the following calendar day.

         1.5 "Dekatherm" or "Dth" shall mean one million Btu'

         1.6 "Effective Date" shall mean the date specified in the Service Agreement.

         1.7 "Equivalent Quantity" shall mean those Dekatherms of natural Gas to be made available during any period of time to or on behalf of the Customer at one or more Point(s) of Delivery, which Dekatherms shall be the thermal equivalent of the Input Quantity delivered to Company at the Point(s) of Receipt by or on behalf of Customer during that period of time, less the applicable Fuel and Use Quantity.

         1.8 "FERC" shall mean the Federal Energy Regulatory Commission or any successor regulatory agency.

         1.9 "Finn Intrastate Transportation Service ("ETS") shall mean that firm service which is available pursuant to an effective Gas Transportation agreement.

         1.10 "Fuel and Use Factor" shall be the applicable percentage set forth in the Service Order. as such may be revised from time to time by mutual agreement.

         1.11 "Fuel and Use Quantity" shall be equal to the product of the applicable Fuel and Use Factor and the Input Quantity.

         1.12 "Gas," "gas" or "natural gas" shall mean the effluent vapor stream in its natural, gaseous state, including gas-well gas, casinghead gas, residue gas resulting from processing both casinghead gas and gas-well gas, and all other hydrocarbon and non-hydrocarbon components thereof

         1.13 "Hour" shall mean a one hour period commencing at the start of a given hour within the Day and ending 60 minutes later within the Day.

         1.14 "Input Quantity" shall mean the quantity of Gas received at the Point(s) of Receipt in Dekatherms of Gas which are actually received by the Company at the Point(s) of Receipt by or on behalf of Customer.

         1.15 "Intermptible Transportation Service ("ITS") shall mean that intermptible service which is available to any Customer, subject to availability of transportation capacity, as determined by Company, with an effective Gas Transportation Agreement.

         1.16 "Interstate Points" shall mean interconnections between the System and those of an interstate pipeline regulated as such hy the Federal Energy Regulatory Commission pursuant to the Natural Gas Act, as amended.

         1.17 "Maximum Annual Delivery Quantity" shall mean the maximum amount of Dekatherms of Gas that the System delivers to Customer in any Contract Year.

         1.18 "Maximum Annual Receipt Quantity" shall mean the maximum amount of Dekatherms of Gas that the System receives from Customer for transportation in any Contract Year.

         1.19 "Maximum Daily Delivery Quantity" shall mean the maximum amount of Dekatherms of Gas that the System delivers to Customer in any one Day.

         1.20 "Maximum Daily Receipt Quantity" shall mean the maximum amount of Dekatherms of Gas that the System receives from Customer in any one Day.

         1.21 "Maximum Hourly Delivery Quantity" shall mean the maximum amount of Dekatherms of Gas that the System delivers to Customer in any one Hour.

         1.22 "Maximum Hourly Receipt Quantity" shall mean the maximum amount of Dekatherms of Gas that the System receives from Customer in any one Hour.

         1.23 "Maximum Monthly Delivery Quantity" shall mean the maximum amount of Dekatherms of Gas the System delivers to Customer in any Month.

         1.24 "Maximum Monthly Receipt Quantity" shall mean the maximum amount of Dekatherms of Gas that the System receives from Customer for transportation during any Month.

         1.25 "Mcf' shall mean one thousand (1,000) cubic feet of Gas.

         1.26 "Month" shall mean the period beginning at 9:00 a.m. Central clock time on the first day of each calendar month and ending at 9:00 am. Central clock time on the first day of the next succeeding calendar month.

         1.27 "Nomination" shall mean the request for services at a specified time, date, quantity, rate and Rank Priority at the Point(s) of Receipt and Delivery.

         1.28 "OFO Period" shall mean the period of time in which an OFO is in effect.

         1.29 "Operational Flow Order ("OFO)" shall mean the issuance of notice that physical flows at each Point of Receipt must balance the confirmed or scheduled flows at each such Point of Receipt and the physical flows at each Point of Delivery must balance the confirmed or scheduled flows at each such Point of Delivery, via the telephone, ALTRA WEB, Nominations System, or facsimile, which are intended to alleviate conditions which threaten the safe operations or system integrity of the Company's Systems, or which are required to maintain efficient and reliable service.

         1.30 "Party" or "party" shall mean Customer or Company and the term "Parties" or "parties" shall mean Customer and Company.

         1.31 "Person" shall mean an individual, a corporation, voluntary association, joint stock company, business trust, partnership or other entity.

         1.32 "Point(s) of Delivery" shall mean the point or points where Gas is delivered from the System to or for the account of Customer and are shown on the applicable Service Order. Each Point(s) of Delivery shall be treated separately with respect to all rights and obligations and all actions to be taken pursuant to the Service Agreement and the Exhibits attached thereto, including, without limitation, where applicable, nominations, balancing, Gas quality, delivery pressure and force majeure.

         1.33 "Point(s) of Receipt" shall mean the point or points where Company shall receive Gas into the Systems from Customer, as described on the applicable Service Order.

         1.34 "Point Operator" shall mean the entity or entities that operate, accept or provide Gas to the Point(s) of Receipt or Delivery.

         1.35 "Pro Rata Share" shall mean the ratio that the quantity of Gas scheduled to be received or delivered, as appropriate, by the Company, from or for the account of the Customer, bears to the total quantity of Gas scheduled to be received or delivered, as appropriate, by the Company from or for the account of all Customers for Service in the applicable System during any given time period (day, month, year). Gas scheduled to be received shall be used at the Point(s) of Receipt and Gas scheduled to be delivered shall be used at the Point(s) of Delivery to determine the applicable Pro Rata Share.

         1.36 "Psia" shall mean pounds per square inch, absolute.

         1.37 "Psig" shall mean pounds per inch gauge.

         1.38 "Rank Priority" shall mean the priority in which quantities are to be allocated at the Point(s) of Receipt and Point(s) of Delivery. With respect to the Point(s) of Receipt, the priority shall be established by the person or entity who operates the facilities delivering Gas to the Company. With respect to the Point(s) of Delivery, the priority shall be established by the person or entity operating the meter at such Point(s) of Delivery.

         1.39 "Service Agreement" shall mean the agreement to which the General Terms and Conditions is attached.

         1.40 "Service Order" shall mean that supplemental agreement entered into by the parties hereto from time to time which sets forth the specific data relating to the transportation of Gas pursuant to the Agreement.

         1.41 "Shipper" shall mean any person for whom the transmission of natural Gas is being performed.

         1.42 "Storage Agreement" shall mean that Storage Agreement dated concurrently herewith between Customer and ONEOK Texas Gas Storage, L.P.

         1.43 "System or Systems" shall mean the various pipeline facilities and related equipment located in the State of Texas owned by the Company as of the date of this Service Agreement, including but not limited to the compressors, regulators, meters and support facilities.

         1.44 "Transportation" shall mean the Gas, whether by exchange, backbaul actual or constructive method or transmission of or any other movement.

         1.45 "Week" shall mean a period of seven (7) consecutive days beginning at 9:00 a.m. Central Clock Time on each Monday and ending at the same time on the next succeeding Monday.

         1.46 "Year" shall mean a period of three hundred sixty-five (365) consecutive days, or three hundred sixty-six (366) consecutive days when such period includes a February 29.

                                    ARTICLE 2
                              CONDITIONS TO SERVICE

         2.1 Firm Intrastate Transportation Service (FTS) and Interruptible Intrastate Transportation Service (ITS) shall be subject to the following conditions:

         (a) Gas is physically delivered to Company for transportation hereunder;

         (b) Customer has a Gas supply and appropriate upstream and/or downstream transportation for such Gas with the effect that Customer will be able to actually and efficiently utilize the transportation service;

         2.2 It is recognized that Company has authority to negotiate and vary from customer to customer the terms and conditions and general provisions of the Agreement, the Service Order(s), the rates and other charges, and each of the General Terms and Conditions, including but not limited to the fees to be charged thereunder, provided that similarly situated customers will be treated in a comparable manner.

                                    ARTICLE 3
                          RESTRICTIONS AND RESERVATIONS

         3.1 It is understood and agreed that Customer has only the right to the service being rendered by the Company. All equipment, including (but not in any way limited thereto) all pipe, valves, fittings, and meters, comprising the Systems and all other property and capacity rights and interests, shall at all times during the term of the Service Agreement remain the property of Company. Customer agrees not to cause or permit any liens or encumbrances to be filed with respect to the Systems or by reason of Customer's actions. Customer's Gas shall at all times remain the property of Customer and Company shall have no right or property interest therein, except as otherwise provided in a Service Agreement or Service Order.

         3.2 Company reserves the right in its sole discretion to remove, relocate, expand, or rebuild, without approval of Customer, any portion of the Systems. Customer shall make no alterations, additions, or repairs to or on the Systems, nor shall Customer bear any cost of any alterations, additions, repairs, maintenance or replacements made to or on said Systems provided, however, Customer shall be temporarily excused from its obligations hereunder during any period of curtailment or suspension for the period of any such suspension of deliveries, if service to Customer is curtailed or suspended for more than twenty-four (24) consecutive hours. Notwithstanding the foregoing, the Company agrees not to remove the service line to Customer and related tap added to provide service to Customer.

         3.3 Customer agrees not to connect or cause the connection of any third party to the Systems for any purpose without the express written approval and consent of Company to be granted in Company's sole discretion. If this condition is breached by Customer, Company shall have the right and option, notwithstanding any other provision of the Service Agreement or the General Terms and Conditions, to terminate the Service Agreement including the Exhibits thereto immediately and without further obligation to Customer.

         3.4 Company presently is rendering service to third parties on the Systems and shall have the right in the future to render additional service for such purposes and to render service to additional third parties as it may desire, and Company shall have the right to make additional connections to the Systems as may be required to serve presently existing and new customers.

         3.5 Company shall own any and all liquids which are recovered from the Systems and may use, sell or transfer all liquids without having to account in any manner, or pay any monies or other consideration to Customer. Company agrees to receive and deliver thermally equivalent volumes of natural Gas in connection with such service less the applicable Fuel and Use Quantity.

                                    ARTICLE 4
                                   OPERATIONS

         4.1 Customer shall deliver its Gas or cause its Gas to be delivered into the Systems at the Point(s) of Receipt described on the applicable Service Order, as it now exists and as it may be amended. Customer shall have no right to require Gas to be received at any particular Point(s) of Receipt and except as provided in the following sentence Company may delete such points or modify the capacity thereof from time to time and at any time in its reasonable discretion with no further obligation to Customer with respect to such Point(s) of Receipt. Notwithstanding the above, Company will not terminate Point(s) of Receipt listed on Schedule A-1 List #4, Schedule A-1 List #6 and Schedule A-2 List #2 without Customer's mutual agreement. All supplies of Gas delivered to the System must comply with the terms and conditions of the Service Agreement. Customer recognizes and agrees that the use of any of the Interstate Point(s) to transport Gas to Company for Customer's account may be terminated at any time by Company's sole and absolute discretion upon thirty (30) days written notice to Customer. Customer hereby waives and releases Company from any claim that may arise in the future against Company by reason of or with respect to the termination of the use of any of the Interstate Point(s). Customer recognizes that the Gas which it causes to be received or delivered at the Interstate Point(s) must be Gas which is not subject to regulation under the Natural Gas Act, as amended (NGA) and is delivered to the Interstate Point(s) from the wellhead pursuant to Section 3 11(a) of the Natural Gas Policy Act of 1978, as amended (NGPA). In consideration of Company providing for use such Interstate Point(s), Customer hereby warrants and represents that the Gas which it causes to be received or delivered at the Interstate Points is not subject to regulation under the NGA and is transported to the Interstate Points from the wellhead pursuant to Section 311(a) of the NGPA. In no event shall Company be required to expand, modify, construct, rearrange, or change the operations of the System in order to receive Gas from or on behalf of Customer at any existing Point(s) of Receipt or in order to deliver Gas to Customer at any existing Point(s) of Delivery, provided, however, Company shall own and operate necessary natural gas pipeline and interconnection facilities to provide the transportation service identified in its tariff and applicable Service Order. Additions or deletions may be made to the Point(s) of Receipt or Point(s) of Delivery in the Service Agreement and shall be considered to be new transactions.

         4.2 Customer shall advise (in a method and format applied by the Company to its customers) Company with respect to each Day, Week and Month the name of each supplier with whom it has a contract on Company's system (and the name of the individual with such suppliers responsible for Customer's account), which source of supply is delivering to Company, how much Gas is nominated to be delivered to Company from each source of supply (i.e., each well, plant, or other desired Point(s) of Receipt) and the anticipated deliveries at each Point(s) of Delivery. Customer's nomination shall be in good faith and shall be based on Customer's reasonable efforts to estimate usage for that next Day, Week and Month. Customer shall not intentionally nominate more or less Gas than is needed by Customer, except as may be needed for balancing purposes. If during a Month, Customer's other supplies are renominated or reallocated, if Customer's operations are modified in any manner or if it appears that the original nomination was incorrect, the Customer shall immediately renominate to Company during such Month, but in no event shall such renomination exceed any maximum limitations established by the Parties. At intervals reasonably required by Company, Customer shall be obligated to furnish Company with schedules showing the daily Dekatherms of Gas Customer desires to deliver at each Point(s) of Receipt. Company may, upon reasonable notice to Customer, from time to time modify its nomination requirements and nomination deadlines as needed to meet operational requirements or to conform to common industry practices and procedures.

          4.3 (a) Receipt and Delivery nominations received from Customers shall be made available to Point Operators for their confirmation to deliver or receive such nominated Gas flow volumes. Point Operator may confirm and schedule nominations at the lesser of the nominated volume or the volume of gas available for delivery as determined by the Point Operator. If no communication is received from the Point Operator, nominations stand as confirmed.

              (b) Prior to the start of the flow day, for which nominations are made by Customer, Company will confirm to Customer the amount scheduled for delivery for such day.

              (c) The standard nominations shall be made as follows: 11:45 a.m. for nominations leaving control of the Customer; 11 .45 a.m. for receipt of nominations by Company; 3:30 p.m. for receipt of completed confirmations by Company from upstream and downstream connected parties; 3:30 p.m. for receipt of scheduled quantities by Customer and Point Operator (Central Clock Time on the day prior to flow of the Gas so nominated).

              (d) Intra-day nominations are those submitted after the nominations deadline to be effective for either the same Gas Day or for the next Gas Day and runs through the end of that Gas Day. A Customer may submit an intra-day nomination up to 4 hours prior to Gas flow. Intra-.Day nominations shall be scheduled after all timely nominations. Intra-Day nomination shall not bump scheduled Gas for that Gas day unless the upstream or downstream Point Operator requires a change in scheduled Gas.

              (e) Company and Customer shall comply with the forecasting requirements and Customer's nominations shall conform to the requirements set forth in Schedules A-1, A-2, A-3 and A-4 attached to Customer Service Order A1, A-2, A-3 and A-4 attached to the Agreement.

         4.4 Scheduling of Point(s) of Receipt or Point(s) of Delivery shall be made by the party performing the measurement function. In the event Company is the measuring party the following priority shall be applied:

         (a)  Firm Sales Services;

         (b)  Firm Intrastate Transportation Service;

         (c) Interruptible transportation service under the terms of which gas is delivered to and received from ONEOK Texas Gas Storage, L.P. ("OTGS"), under the provision of a gas storage agreement by and between OTGS and Customer or by and between OTGS and a third party;

         (d)  Interruptible transportation services.

         4.5 Customer's Gas shall be delivered to Customer at the Point(s) of Delivery. To the extent that Customer's acts or omissions cause Company to incur, directly or indirectly, fees, charges, expenses, or penalties from a supplier or a transporter of Gas to Company for failure to satisfy such supplier's or transporter's balancing or nomination requirements, then Customer agrees to reimburse Company for such fees, charges, expenses, or penalties, and defend, indemnify, and hold Company harmless with respect thereto. To the extent that Company's acts or omissions cause Customer to incur, directly or indirectly, fees, charges, expenses, or penalties from a supplier or a transporter of Gas to Customer for failure to satisfy such supplier's or transporter's balancing or nomination requirements, then Company agrees to reimburse Customer for such fees, charges, expenses, or penalties, and defend, indemnify, and hold Customer harmless with respect thereto.

          4.6 The Point(s) of Receipt and Point(s) of Delivery may be, or may later become points through which other quantities of Gas are being measured; therefore, the measurement of Gas under the Service Agreement may involve the allocation of Gas deliveries. In such event, each party hereto will furnish, or cause to be furnished, to the extent the information is available, to the other party all data required to accurately account for all Gas.

          4.7 Except as may be set forth on a Service Order, Company shall receive and deliver Gas hereunder as nearly as practicable at uniform hourly and daily rates of flow. It is recognized that it may be physically impracticable, because of measurement, Gas control limitations and other operating conditions, to stay in zero (0) imbalance each Hour and each Day; therefore, the daily and hourly quantities received may, due to the aforementioned reasons, vary above or below the daily and hourly quantities delivered. If the quantities received and the quantities delivered hereunder should create an imbalance at the end of any Hour, Day, Week, or Month, then Company and Customer shall adjust receipts and/or deliveries such that the quantities received and delivered shall be kept as near to zero (0) imbalance as practicable.

         4.8 (a) Company reserves the right to issue an Operational Flow Order to alleviate conditions, inter alia, which threaten the safe operations or system integrity of the Company's system or to maintain operations required to provide efficient and reliable service.

         (b) Curtailment and interruption of service may be ordered by the Company at any time if, in Company's reasonable judgment, capacity or operating conditions so require or it is desirable or necessary to make modifications, repairs or operating changes, the conduct of which will occasion interruption, upon such notice as is reasonable under the circumstances.

         (c) Curtailment of service because of events of force rnajeure or described in the foregoing subparagraphs 4.8(a) or (b) shall be in the following order beginning with interruptible transportation under Subsection 4.8 (c)(4) and ending with firm intrastate sales under Subsection 4.8 (c)(I).:

                  (1) Firm intrastate sales.

                  (2) Firm intrastate transportation service. Should Firm
              Intrastate Transportation Service require curtailment, then FTS shall be curtailed in accordance with Section 2.10 of the Agreement.

         (3) Interruptible transportation service under the terms of which gas is delivered to and received from ONEOK Texas Gas Storage, L.P. ("OTGS"), under the provision of a gas storage agreement by and between OTGS and Customer or hy and between OTGS and a third party.

         (4) Intermptible transportation service. Within priority 4., interruption shall be administered so that service under the lowest valued contract is interrupted first and service under the highest valued contract is interrupted last.

(d) Subject to the foregoing Sections 4.1 through 4.7, Customer shall exercise reasonable efforts to deliver to the applicable System the Dekatherms of Gas that Company is to deliver from the applicable System to Customer during any particular Hour, Day, Week and Month, including but not limited to volumes needed for peak day usage by Customer's customers.

(e) In no event shall Company be required to accept a request for service for a quantity of Gas which Company cannot meter with reasonable accuracy at the Point(s) of Receipt or Delivery. If Customer's request for service involves a quantity which Company cannot meter with reasonable accuracy at the requested Point(s) of Receipt or Delivery, Company will promptly so inform Customer and advise Customer of the quantity that can be metered with reasonable accuracy at the proposed Point(s) of Receipt and Delivery.

(f) Customer shall make all necessary arrangements with other parties at or upstream of the Point(s) of Receipt where natural Gas is delivered to Company by Customer or for Customer's account, and downstream of the Point(s) of Delivery where natural Gas is to be delivered by Company to or for the account of Customer, which arrangements shall be compatible with Company's system operations and coordinated with Company's Gas control department.

(g) Company shall not be required to render service on behalf of Customer in the event that all facilities necessary to render such services do not exist at the time such service is scheduled to begin.

(h) Company shall not be required to provide service if Company or any of its other customers will be required to purchase new quantities of Gas from any source or to increase purchases from existing suppliers in order to render such service.

(i) Except as provided in Section 4.1 or as otherwise provided in the Agreement, hereof, Company shall not be required to acquire, construct, install, operate, modify, maintain, continue in existence or ownership of, or rearrange any facilities specifically applicable to an individual Customer in order to provide any service. Company may, in its reasonable discretion, and with the agreement of the Customer, agree to acquire, construct, install, operate, modify or rearrange any such necessary facilities, subject to the provisions hereof, in order to provide service. Company's determination as to the maintenance or continued maintenance, existence or ownership of any facility shall be made in Company's reasonable discretion. In the event Company agrees to acquire, construct, install, operate, modify or rearrange facilities, then Company shall have the right to condition its agreement to so acquire, construct, install, operate, modify or rearrange their facilities by requiring that Customers bear and/or pay Company for all or part of costs associated with the acquisition, installation, construction, modification, operation, and rearrangement of such facilities.

(j) Should any litigation be commenced between the Company and Customer concerning any provision of the Service Agreement or the rights and duties hereunder, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in such proceeding, to a reasonable sum as and for its attorney's fees in such litigation, which sum shall be determined in such litigation or in a separate action for such purpose.

        4.9 If, pursuant to the foregoing Article IV, Company curtails or temporarily discontinues the receipt or delivery of Gas hereunder, Customer agrees to hold Company harmless from any loss, claim, damage, or expense that Customer may incur by reason of such curtailment or discontinuance. Company's rendering of service hereunder shall not obligate Company in any manner beyond the terms of the Service Agreement and the Exhibits attached thereto.

                                    ARTICLE 5
                           PRESSURE AND QUALITY OF GAS

          5.1 Customer shall deliver (or cause to be delivered) the Gas to the Systems at the Point(s) of Receipt at a pressure sufficient to effect delivery into the Systems at that point. If necessary, Customer shall provide additional compression to make such deliveries hereunder, and Company shall not have any cost or responsibility in that regard. Company shall not be obligated to accept Gas at pressures greater than the maximum allowable operating pressure for the System facilities into which such Gas is flowing.

          5.2 Subject to the provisions of Section 4.8 above, the Gas shall be delivered to Customer from the System at the Point(s) of Delivery at pressures sufficient to effect deliveries to Point Operator's facilities, but not to exceed the pressure that is available at such Point(s) of Delivery. Company shall not be required to compress Gas in order to make deliveries hereunder.

        5.3 Gas delivered by and to Customer shall be commercially free of dust, gums, gum-forming constituents, gasoline, water, and any other substance that may become separated from the Gas during the handling hereof. All Gas received shall conform to the following additional specifications:

        (a) Contain not more than one-quarter (1/4) grain of hydrogen sulfide per 100 cubic feet, as determined by a method generally acceptable for use in the Gas industry;

        (b) Contain not more than two (2) grains of total sulfur per 100 cubic feet;

        (c) Contain not more than two percent (2%) by volume of carbon dioxide;

        (d) Contain not more than four percent (4%) by volume of total inerts, including carbon dioxide and nitrogen.

        (e)   Contain not more than ten parts per million by volume of oxygen;

        (f) Contain a gross heating value equivalent to at least 950 British Thermal Units per cubic foot and not to exceed 1100 British Thermal Units per cubic foot;

        (g) Have a temperature of not more than one hundred twenty degrees (120(0)) Fahrenheit nor less than forty degrees (40(0));

        (h)   Contain no water or hydrocarbons in liquid form; and

        (i) Contain not more than 7 pounds of water in vapor stage per 1,000 Mcf of Gas.

      5.4 Customer agrees to supply Company, at Company's request at any time and from time to time, a sample of liquids removed from the Gas stream of the facilities which deliver Gas to Company, which sample is to be taken from a point upstream from the Point(s) of Receipt. Said sample shall not contain any toxic, hazardous, or deleterious materials or any materials which Company, in its sole discretion, deems in any way harmful to its facilities, personnel or the environment, including, but not limited to, polychlorinated biphenyls
(PCBs), and substances or materials considered hazardous or other similar terms, or requiring investigation, remediation or removal under any federal, state or local statute, regulation, rule or ordinance or any amendments thereof, whether now in effect or as may be in effect in the future. If such samples contain any such materials or substances, Company shall have the right, in its sole discretion and in addition to other remedies available to it, to immediately cease receipt of Gas through the Point(s) of Receipt until such time as all such materials or substances are eliminated from the Gas such that Company, in its sole discretion, elects to again receive such Gas through the Point(s) of Receipt. Should Customer fail or refuse to eliminate all such materials or substances within a reasonable time, Company shall have the right, upon written notice, to terminate the Service Agreement. Customer hereby expressly agrees to indemnify and hold Company and Company's affiliates and personnel harmless from and against any and all liabilities, losses, claims, damages, actions, costs, fines, and expenses of whatever nature, including, but not limited to, court costs and attorneys' fees arising out or in any manner relating to the presence of PCBs and/or any other toxic, hazardous, deleterious, harmful, or unsafe materials as described above in Gas delivered into Company's System.

        5.5(a) If the Gas offered for delivery to Company at the Point(s) of Receipt or made available to or on behalf of Customer at the Point(s) of Delivery has failed at any time to conform to any of the specifications set forth in this Article 5, then the party receiving such Gas (the "receiving party") shall notify the other party (the "tendering patty") of such deficiency and thereupon the receiving party may at its option refuse to accept such Gas pending correction by the tendering party. Upon the tendering party's failure promptly to remedy any deficiency in quality as specified in this Article 5, the receiving party may accept such Gas and may make changes necessary to bring such Gas into conformity with such specifications, and the tendering party shall reimburse the receiving party for any reasonable expense incurred by it in effecting such changes. In no event shall the failure of any Gas offered for delivery to Company by Customer or for Customer's account to conform to any of the specifications set forth in this Article S relieve Customer of Customer's obligation to pay any service charges incurred with respect to such Gas.

                                    ARTICLE 6
                           RATES, CHARGES AND PAYMENT

        6.1 If Firm Intrastate Transportation Service is provided pursuant to the Service Agreement, the Customer shall pay the following to Company, as mutually agreed to and set forth on the applicable Service Order:

        (a) A Monthly Demand Rate which shall be the charge of the various components as identified on the Service Order. The Monthly Demand Rate shall be paid whether or not Customer nominates and/or accepts delivery of Gas from the System, except as may be provided in Section 10.2 hereof

        (b) The Monthly Commodity Charge which shall be the product of (i) the actual Gas delivered to the Point(s) of Delivery, and (ii) the commodity fee as set forth on the Service Order.

        (c) Other fees and charges set forth in the Agreement, Exhibits and Schedules.

        6.2 If Interruptible Transportation Service is provided pursuant to the Service Agreement, Customer shall pay the following to Company, as mutually agreed to and set forth on the applicable Service Order;

        (a) The Commodity Fee which shall be the product of (i) the actual Gas delivered to the Point(s) of Delivery, and (ii) the commodity rate as set for on the Service Order.

        6.3 In addition to the amounts paid pursuant to Subsections 6.1 or 6.2 above, Customer shall also pay or deliver to Company the following:

        (a) Any other provision or charge which may be agreed to between Company and Customer;

        (b)   Fuel and Use Quantity; and

        (c) Except as provided below, Customer shall pay all applicable surcharges, fees, taxes, charges, and assessments imposed by or on behalf of any governmental entity in connection with the Service Agreement or in connection with the purchase, transportation and disposition of Gas by or on behalf of Customer pursuant to the Service Agreement including but not limited to municipal and/or supplemental fees, franchise fees and any supplements thereto and taxes; provided that Company shall pay all ad valorem taxes and assessments levied on the System and all appurtenant facilities. Company shall file all returns required for the Systems and all appurtenant facilities. At the request of Company, Customer will furnish Company with any information available to Customer in connection with Company's obligations under this section.

          6.4 Customer agrees to pay any amounts due pursuant to the Service Agreement and the General Terms and Conditions to Company within ten (10) days after receipt of an invoice from Company such payment to be made by wire transfer to the account designated by the Company in writing.

          6.5 Should Customer fail to pay any amount or deliver any Gas due under any Service Agreement when such amount is due, interest on the unpaid portion shall accrue at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to one and one-half percent (1-1/2%) per month from the due date until the date of payment. If such failure to pay continues for thirty (30) days after payment or delivery is due, Company, in addition to any other remedy it may have, may suspend further receipts and deliveries of Gas until such amount is paid or delivered; provided, however, that if Customer in good faith shall dispute in writing the amount of any such bill or part thereof and shall pay and deliver to Company such amounts as Customer concedes to be correct and, at any time thereafter within thirty (30) days of the due date of such payment, shall furnish a good and sufficient surety bond in an amount and with surety satisfactory to Company, guaranteeing payment and delivery to Company of the amount ultimately found due upon such bills, including interest thereon, after a final determination which may be reached either by agreement or judgment of the courts, as may be the case, then Company shall not be entitled to suspend further receipts and withdrawals of Gas unless and until default be made in the conditions of such bond. As an alternative to posting a bond, Customer may pay the portion of any amount in dispute without waiving its rights to recoup any monies improperly billed. If the portion of any amount in dispute is ultimately determined to be incorrect, such amount shall be refunded by Company to Customer together with interest thereon at a rate (which in no event shall be higher than the maximum allowed by law) equal to one and one-half percent (1-1/2%) per Month for the period from the date of payment to Company to the date of refund by Company.

                                    ARTICLE 7
                             STATEMENTS AND RECORDS

          7.1 On or before the twenty-fifth (25th) day of each calendar month after commencement of Gas receipts and deliveries hereunder, Company shall render to Customer a statement for the preceding Month showing the total Dekatherms of Gas received and delivered and each Point(s) of Receipt and Point(s) of Delivery, and any information needed to explain and support any adjustment made by Company. Any such statement (and supporting documents) may also be sent to Customer's suppliers of Gas. When information necessary for statement purposes is in the possession of Customer and is requested by the Company, Customer shall furnish such information to Company on or before the tenth (10th) day of the Month in which the statement requiring such data is to be rendered.

         7.2 Both parties hereto shall have the right at any and all reasonable times to examine the books and records of the other to the extent necessary to verify the accuracy of any statement, computation, or demand made hereunder. Both parties shall preserve for a period of two (2) years all test data, charts and other similar records If it shall be found at any time or times that Customer has been overcharged or undercharged in any form whatsoever under the provisions of the Service Agreement and Customer shall have actually paid the bills containing such overcharge or undercharge, then within thirty (30) days after the final determination thereof, Company shall refund the amount of any such overcharge, or Customer shall pay the amount of any such undercharge, provided, however, that interest calculated in accord with Section 6.5 shall apply to any undercharge or overcharge not paid within thirty (30) days from the date of notification to the party who owes payment of the amount of the undercharge or overcharge. In the event an error is discovered in the amount billed in any statement rendered by Company, such error shall be adjusted within thirty (30) days of the final determination thereof provided that claim therefor shall have been made within sixty (60) days from the date of discovery of such error but, in any event, within twenty-four (24) months from the date of payment.

         7.3 Company shall establish and operate a website if required by state statute or government regulation for Texas intrastate pipelines.

                                    ARTICLE 8
                             MEASUREMENT AND TESTS

          The measurement and tests for quality of Gas received and delivered by Customer hereunder shall be governed as follows:

         8.1 The quantities of Gas received and delivered shall be measured by means of meters of standard type which conform to the American Gas Association Measurement Committee Reports and other industry standards as to construction and installation.

         8.2 The unit of volume for purposes of measurement shall be one (1) cubic foot of Gas at a temperature base of sixty degrees (60(0)) Fahrenheit and at a pressure base of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute. The assumed atmospheric pressure shall be as nearly correct as possible for all locations. The atmospheric pressure for individual meters shall be calculated per the most recent AGA equation based upon actual elevation when the actual elevation is available; if actual elevation for an individual meter is not available, then the elevation for the closest town can be utilized.

         8.3 Temperature shall be determined by a recording thermometer continuously used and installed according to Paragraph 8.1.

         8.4 Specific gravity shall be determined with accuracy to the nearest one thousandth (.001) by use of an instrument that conforms to industry standards.

         8.5 Whenever the conditions of pressure and temperature differ from the standards, conversion of the volumes from these conditions to the standard conditions shall be in accordance with the Ideal Gas Laws corrected for deviation from Boyle's Law, all to be in accordance with methods and tables set out in the American Gas Association Measurement Committee Reports, or by other accepted methods that may be used from time to time.

         8.6 The heating value of the Gas shall be determined by means of a sampling method of general use in the Gas industry. The location of the sampling equipment shall be determined by Company in its sole discretion but shall be at a location where a representative sample of the Gas to which it applies may be taken.

         8.7 Tests to determine total sulfur, hydrogen sulfide, oxygen, carbon dioxide, total inerts and water vapor shall be made by approved standards methods in general use by the Gas industry. Such tests shall be made at the request of either party hereto. If a test is performed at Customer's request and shows that the quality specifications as set forth in Section 5.3 hereof have been satisfied, Customer shall pay all costs and expenses of Company related to such test. In all other instances costs and expenses of Company related to such tests shall be born by the Company.

         8.8 Except as otherwise provided, all measuring and testing equipment, housing devices, and materials shall be standard manufacture and type and shall, with all related equipment, appliances, and buildings, be owned, installed, maintained and operated or caused to be installed, maintained and operated by Company at the Point(s) of Receipt.

         8.9 Electronic Flow Measurement ("EFM")

         (a) With respect to any Point(s) of Receipt or Point(s) of Delivery requested by Customer after June 1, 2002, where more than 500 MMBtu of gas per day is delivered, the Company, at its sole discretion, may require to be installed an EFM device which transmits readings from the meter to the Company's facility via telephonic connection or other means.

         (b) Company shall own the EFM device (and all rights to the data and information produced thereby) and neither Customer nor any other party shall have any right to repair, replace, modify, change or interconnect other equipment or facilities with such devices or provide third parties with information or data therefrom, without Company's prior written consent.

         (c) No meter fixtures or devices, nor any EFM reading device shall be installed on the Company's meter without the Company's prior written consent.

         (d) Company shall not be liable or responsible for the consequences of any utilization by Customer or any other party of information or data obtained from the EFM device, including, without limitation, any liability for direct, indirect, consequential, punitive or special damages, in tort or in contract.

         8.10 The accuracy of the measuring and testing equipment shall be verified according to Company's standard for the device being used and at other reasonable times upon request of Customer or Company. Gas quality tests may be made at times of equipment testing or at other reasonable times. Notice of the time and nature of each test shall be given by Company to the Customer at least five (5) days in advance of such test. If a test is requested by a Customer, then Company shall give Customer notice sufficiently in advance to permit Customer to have a representative present. Representatives of both Customer and Company may be present to observe such tests. The results of any such tests shall be considered accurate until the next tests are made. All tests of measuring equipment shall be paid by the party owning such measuring equipment, provided, however, if a test has been requested by the Party not owning the metering equipment and the inaccuracy found is two percent (2%) or less, the Party requesting such test shall bear the expense of such test.

         8.11 If, at any time, any of the measuring or testing equipment is found to be out of service, or registering inaccurately of any percentage, it shall be adjusted at once to read accurately within the limits prescribed by the manufacturer. If such equipment is out of service or inaccurate by an amount exceeding two percent (2%) at a reading corresponding to the average rate of flow for the period since the last preceding test, the previous reading of such equipment shall be disregarded for any period definitely known or agreed upon, or if not so known or agreed upon, for a period of time equal to one-half of the elapsed time since the last test. The volume of Gas delivered during such period shall be estimated (i) by using the data recorded by any check measuring equipment if installed and accurately registering, or if not installed or registering accurately, (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation, or if neither such method is feasible, (iii) by estimating the quantity or quality delivered based upon deliveries under similar conditions during a period when the equipment was registering accurately. No adjustment shall be made for recorded inaccuracies of two percent (2%) or less.

         8.12 The parties hereto shall have the right to inspect equipment installed or furnished by the other or third-party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the reading, calibration, and adjustment of such equipment and changing of charts shall be done only by the party installing and furnishing the same. The parties hereto shall preserve all original test data, charts and other similar records in such party's possession for a period of at least twenty-four (24) months.

         8.13 At every Point(s) of Receipt and every Point(s) of Delivery, the party having control over such facility shall allow the other party immediate access to the receipt and delivery information as it is generated by the party having such control. With respect to all Point(s) of Receipt and Point(s) of Delivery that have electronic flow measurement, both parties may have remote telephone and electronic access to the receipt and delivery information generated at such Point(s) of Receipt and Point(s) of Delivery.

                                    ARTICLE 9
                       TITLE TO AND RESPONSIBILITY FOR GAS

         9.1 Customer warrants title to all Gas delivered by it into the Systems hereunder, and Customer warrants and represents that it has the right to deliver the Gas hereunder, and that such Gas is free from liens and adverse claims of every kind. Customer agrees to defend, indemnify and save Company harmless from and against all loss, damage, claims, and expense of every character with respect to Gas delivered by it on account of royalties, taxes, payments, liens, or other charges or claims arising (1) before or created upon delivery of said Gas into the

Systems, and (2) upon and after delivery of said Gas from the Systems to or for the account of Customer.

         9.2 As between the parties hereto, Customer or its supplier shall be deemed to be in the exclusive control and possession of the Gas until such Gas has been delivered to Company at the Point(s) of Receipt, and after its withdrawal by or for the account of Customer at the Point(s) of Delivery. After Customer's or Customer's suppliers' delivery of such Gas at the Point(s) of Receipt, Company shall thereafter be deemed to be in the exclusive control and possession of such Gas until its withdrawal by Customer at the Point(s) of Delivery. The party which shall be in the exclusive control and possession of such Gas shall be responsible for all injury or damage caused thereby and shall be responsible for any loss of Gas while in its possession, except with regard to injury, damage or loss caused by or arising out of the negligence of the nonpossessory party.

         9.3 The Systems shall at all times remain the property of Company, and Customer shall have no right or property interest therein but only the right for the service to be rendered.

                                   ARTICLE 10
                           FORCE MAJEURE AND CASUALTY

         10.1 If either Company or Customer or Point Operator is rendered unable, wholly or in part, by reason of force majeure or any other cause of any kind not reasonably within its control, whether or not such force majeure event or cause was foreseeable at the time the Service Agreement is entered into, to perform or comply with their obligations hereunder, then such party's obligations or conditions shall be suspended during the continuance of such inability and such party shall be relieved of liability for failure to perform the same during such period; provided, however, obligations to make payments when due hereunder shall not be suspended. Any force majeure event (other than labor disputes, strikes, or lockouts) shall be remedied so far as possible with reasonable dispatch. Settlement of strikes, lockouts, and labor disputes shall be wholly within the discretion of the party having the difficulty. The term "force majeure" shall include, but is not limited to, the following: acts of God and the public enemy; the elements; fire, tornadoes, freezing of pipelines, accidents, breakdowns, strikes; any industrial, civil, or public disturbance; inability to obtain or delay in obtaining rights-of-way, material, supplies, permits, or labor; any act or omission by parties not subject to control by the party hereunder having the difficulty; and any laws, orders, rules, regulations, acts or restraints of any governmental body or authority, civil or military.

         10.2 If a portion of the System required to make the service available is partially damaged by fire or other casualty, the damage may be repaired by Company, at its option and in its sole discretion, as speedily as practicable, due allowance being made for the time taken for the settlement of insurance claims. In such event, Company shall notify Customer thereof as soon as reasonably possible. Until such repairs are made, the payments shall be apportioned in proportion to the portion of the capacity of the System which is still available for the purposes hereof, such determination to be made in the reasonable discretion of Company. If the damage is so extensive as to render the System wholly unusable, in Company's reasonable opinion, the payments, if any, shall cease until such time as the System is again useable. In case the damage shall, in Company's reasonable opinion, amount substantially to a destruction of the portion of the Systems available for the transportation of Gas and Company shall elect not to repair the damage, then the Service Agreement shall terminate at the time of such damage, and Company shall not be liable to Customer for any liability, damage, or claim which arises out of any failure to make repairs. Notwithstanding the above, if there is damage to a Company System that is the sole source of service to Customer's human need customers (residential, hospitals, schools, etc.) Company will use every commercially reasonable effort to restore service as soon as reasonably possible.

                                   ARTICLE 11
               GOVERNMENTAL RULES, REGULATIONS, AND AUTHORIZATIONS

         11.1 The Service Agreement is subject to all valid orders, laws, rules, and regulations of duly constituted State and Federal governmental authorities and agencies having jurisdiction or control over the parties, their facilities or Gas supplies, the Service Agreement, or any provision hereof. If at any time during the term of the Service Agreement any such governmental authority shall take any action as to any party whereby the delivery and receipt of Gas, as contemplated herein, shall be proscribed or subjected to terms, conditions, restraints, or regulations, including rate or price controls or ceilings, that are burdensome to that party, such determination to be made by the affected party in its reasonable discretion, the Service Agreement shall be modified to the minimum extent possible so as to comply with such orders, laws, rules and regulations. Otherwise, the Service Agreement shall remain in full force and effect. Neither party shall have the right thereafter to cancel or terminate the Service Agreement by reason of such modification to the Service Agreement.

                                   ARTICLE 12
                                CREDITWORTHINESS

         12.1 Company shall not be required to initiate service on behalf of any Customer or provide service or to continue service for any Customer who is or has become insolvent or who, at Company's request, fails within a commercially reasonable time to demonstrate credit worthiness as determined by the Company in its reasonable discretion, provided, however, Customer may receive service if Customer furnishes good and sufficient security as determined by Company in the exercise of reasonable discretion. For the purpose of this section, the insolvency of a Customer shall be evidenced by the filing by Customer or any parent entity thereof of a voluntary petition in bankruptcy or the entry of a decree or order by a court having jurisdiction over the premises adjudging Customer bankrupt or insolvent or approving, as properly filed, a petition seeking reorganization, arrangement, adjustment or composition or in respect of the Customer under the Federal Bankruptcy Act or any other applicable federal or state law or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Customer or of any substantial part of its property or the ordering of the winding-up or liquidation of its affairs, with said order or decree continuing unstayed and in effect for a period of sixty
(60) consecutive days.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Any modification of terms or amendment of any provisions hereof shall become effective only by supplemental written agreement between the parties.

         13.2 (a) Any of the following events or conditions shall constitute a default of Customer under the Service Agreement:

                  (1) Default in the delivery of any payment or any sums hereunder for a period of thirty (30) days after the same becomes due, provided such sums are not disputed by Customer pursuant to and in accordance with Section 6.5 hereof,

                  (2) Any other breach of the material terms and conditions of the Service Agreement and the failure of Customer to cure such breach within thirty (30) days after written demand by Company or such longer period of time after such notice as may be reasonably required to cure such breach if the breach is not reasonably curable within such thirty
         (30) day period, provided that Customer shall have commenced such cure within such thirty (30) day period and thereafter diligently continues its efforts to cure such breach until such breach shall have been fully cured;

                  (3) Customer shall (i) apply for or consent to the appointment of or taking of possession by a receiver or liquidator of itself or substantially all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, or (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts of Customer;

                  (4) A proceeding or case shall be commenced, without the application or consent of the affected party, in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of Customer (ii) the appointment of a trustee, receiver, liquidator or custodian of such party or of all or substantially all of its assets, or (iii) similar relief under any law relating to bankruptcy or insolvency, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed, for a period of ninety (90) days; or

                  (5) If any certificate, representation or warranty furnished by Customer proves to be false or incomplete in any material respect.

         (b) Upon the happening of any event of default as set forth in subparagraph 13.2(a) above, Company shall have the right to do any one or more of the following without demand or notice of any kind:

                  (1) Declare due, sue for, and receive from Customer the sum of all payments and all other amounts due and owing under the Service Agreement plus the sum of all payments and other amounts to become payable during the balance of the term of the Service Agreement;

                  (2) Retake possession of the entire capacity of the System without any court order or other process of law and without any rights of Company being thereupon terminated;

                  (3) Terminate the Service Agreement and any Service Order
              related thereto, and the Exhibits;

                  (4) Pursue any other remedy at law or in equity.

         (c) Any of the following events or conditions shall constitute an Event of Default with respect to Company under the Service
              Agreement:

                  (1) Default in the crediting of any sums due to Customer or in the payment of any other sums due to Customer under the Service Agreement for a period of thirty (30) days after the same is established by Company to have become due;

                  (2) Company's breach of any material term or condition of the
              Service Agreement and the failure of Company to cure such breach within thirty (30) days after written demand by Customer or such longer period of time after such notice as may be reasonably required to cure such breach if the breach is not reasonably curable within such thirty (30) day period, provided that Company shall have commenced such cure within such thirty (30) day period and thereafter diligently continues its efforts to cure such breach until such breach shall have been fully cured.

                  (3) Company shall (i) apply for or consent to the appointment of or taking of possession by a receiver or liquidator of itself or substantially all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, or (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts of Company;

                  (4) A proceeding or case shall be commenced, without the
              application or consent of the affected party, in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of Company, (ii) the appointment of a trustee, receiver, liquidator or custodian of such party or of all or substantially all of its assets, or (iii) similar relief under any law relating to bankruptcy or insolvency, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed, for a period of ninety (90) days;

                  (5) If any certificate, representation, or warranty furnished by

         Company proves to be false incomplete in any material respect.

         (d) Upon the happening of any event of default as set forth in subparagraph 13.2(c) above, Customer shall have the right to do any one or more of the following without demand or notice of any kind:

                  (1) Declare due, sue for, and receive from Company the sum of all outstanding credits and other amounts due and owing under the Service Agreement;

                  (2) Terminate the Service Agreement and any Service Order
             related thereto, and the Exhibits;

                  (3) Pursue any other remedy at law or in equity.

         (e) The rights granted to Company and Customer hereunder shall be cumulative as to each and action on one shall not be deemed to constitute an election or waiver of any other right to which Company or Customer may be entitled.

         (f) Upon the termination of the Service Agreement, whether by lapse or time or otherwise, Customer will surrender any and all rights in the Systems immediately.

         13.3 Company shall not be liable to Customer by reason of the failure of Company to deliver, or the Customer to receive, natural Gas when Customer has been notified of such failure and such failure is caused by repairs, maintenance, rebuilding, expansion, reduction, changes or adjustments in the System or in Company's equipment and facilities. Company will cooperate with Customer in the timing of repairs, maintenance, rebuilding, expansion, reduction, changes and adjustments to the System to cause least impact to both parties.

         13.4 No waiver by Company or Customer of any default or the other under the Service Agreement shall operate as a waiver of any future default, whether of a like or different character.

         13.5 The Service Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns. Neither the Service Agreement nor the Exhibits attached thereto nor the rights and obligations of either party hereunder may be assigned without the consent of the other party, which consent shall not be unreasonably withheld or delayed provided that the assignee demonstrates that it is financially capable of performing the duties and obligations of the party making such assignment.

         13.6 Customer will not mortgage, create a security interest in, or encumber the Service Agreement, or sublet the rights granted hereby, or permit its use by others, or pledge, loan, sublet, create a security interest in, or in any other manner attempt to dispose of such rights, or permit its use by others, or suffer any liens or legal process to be incurred or levied thereon; provided, however, that Customer may grant a security interest or similar encumbrance in connection with any financing arrangement to be associated with Customer's facility or replacement of such credit facilities.

         13.7 The payments under the Service Agreement have been computed on the understanding that Company shall have the benefit of any investment credit available under the applicable sections of the Internal Revenue Code, as amended, with respect to the Systems and all appurtenant facilities related to such System.

         13.8 THE SERVICE AGREEMENT SHALL BE INTERPRETED UNDER THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY LAW THEREOF DIRECTING THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         13.9 Company and Customer agree to exercise and take reasonable steps necessary to safeguard and cause their officers, directors, employees, agents, advisers, and representatives to safeguard the confidentiality of the Service Agreement and the terms and conditions thereof (as contrasted with the existence and effectiveness of the Service Agreement which are not confidential) and not to disclose any part of it or any information derived therefrom or any negotiations relating thereto to any party or person except that limited number of people within Company's and Customer's organizations, and their advisers, lenders and potential investors, as may need to know the terms and conditions hereof in order to evaluate, understand, execute and perform the Service Agreement. Company and Customer agree not to copy or permit the copying of the Service Agreement, except as may be necessary for their operations. In the event Customer or Company or any of their officers, directors, employees, agents, attorneys, or representatives, is requested or required (by oral or written question or request for information or documents in legal proceedings, interrogatories, subpoena, Civil Investigative Demand or similar process) to disclose any information concerning the Service Agreement or the terms and conditions thereof or any negotiations relating thereto, it is agreed that the party receiving such question or request will provide the other parties with prompt notice thereof so that such other parties may seek a protective order or other appropriate relief or a release from the other parties. It is further agreed that if, in the absence of a protective order or receipt of a release, the other party is compelled to disclose such information or else stand liable for contempt or suffer other censure or penalty or adverse effect, then such party may disclose such information. The parties hereto are further authorized to make disclosure of the Service Agreement as may be required by Federal, state, or local regulation or agency, or as may be required by auditors or accountants in connection with the preparation of financial statements or tax returns. Disclosure hereunder shall not constitute a basis for defense, termination or modification of the Service Agreement.

         13.10 (a) Informal Resolution. Customer is first encouraged to work with Company to resolve problems on an informal filing a formal complaint.

         (b) Formal Resolution. In the event of an unresolved problem, Customer should submit a complaint in writing to the Company at the following address:

         ONEOK WesTex Transmission, L.P.
         100 West Fifth Street
         Tulsa, Oklahoma 74103-4298
         Attn.:   Formal Complaint

         The complaint should contain sufficient facts to identify the specific transportation and/or problem involved and an explanation of why, in the Customer's opinion, the situation gave rise to the complaint. Such complaint shall state that it constitutes a complaint pursuant to the procedure.

         (c) Response Period. The Company shall respond to all complaints in writing within thirty (30) days of the date the complaint was received by the Company.

         (d) Additional Review. If the complaint is not resolved to the Customer's satisfaction, the Customer may request formal review by the Company's Vice President.

         13.11 The parties hereto agree, except with respect to the term as stated in the Service Agreement, that any differences arising over the performance of the Service Agreement, or an alleged breach thereof, or the interpretation or effectuation of any provision contained herein, shall be settled by arbitration pursuant to Oklahoma's Uniform Arbitration Act, 15 O.S. 1981, "801-18" as amended. Each party shall select one arbitrator, and the two arbitrators so chosen shall then select a third person, who shall not have an interest in the outcome of the controversy or be related to or have an economic interest in or related to one of the other arbitrators or one of the parties hereto. Each arbitrator must be familiar with the natural Gas industry. The procedures to be followed in the arbitration, including discovery (if any is ordered by the arbitrators or a majority thereof) shall be established by the arbitrators, or a majority thereof. A decision of a majority of the arbitrators, after a full hearing and opportunity to present the full case of each party, in writing and with notification to the parties, shall be binding on the parties, and be a condition precedent to any action at law or in equity relating to the Service Agreement. Each party shall bear full responsibility for that party's own expenses attendant to the arbitration proceeding, including attorneys' fees and the fees and expenses of the arbitrator appointed by that party, and both parties shall share equally in the payment of all other costs of the arbitration.

         13.12 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY CHARACTER, INCLUDING BUT NOT

LIMITED TO LOSS OF USE, LOST PROFITS (PAST AND FUTURE), ADDITIONAL OUT OF POCKET EXPENSES INCURRED BY EITHER PARTY, OR TORT, CONTRACT OR OTHER CLAIMS RESULTING FROM, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY INCIDENT TO ANY ACT OR OMISSION OF EITHER PARTY RELATED TO THE PROVISIONS OF THIS SERVICE AGREEMENT, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER REMEDY AT LAW OR EQUITY.

         13.13 Conflict. In the event of a conflict between the terms and conditions of the Transportation Service Agreement and the General Terms and Conditions, the Service Agreement will control and in the event of conflict between the Service Agreement, and/or the General Terms and Conditions, and the Service Order, the terms and conditions of the Service Order control.

                                     SAMPLE
                                  EXHIBIT A___
                              TO SERVICE AGREEMENT
                                     BETWEEN
                         ONEOK WESTEX TRANSMISSION, L.P.
                                       AND
                         ENERGAS COMPANY, A DIVISION OF
                            ATMOS ENERGY CORPORATION


                                  SERVICE ORDER

         ONEOK WesTex Transmission, L.P. (Company) and ENERGAS Company, A division of Atmos Energy Corporation (Customer) agreed to this Service Order pursuant to the terms of that Service Agreement effective January 1, 2002, between Company and Customer.


Type of Service:
Transportation Period:
Maximum Daily Receipt Quantity:
Maximum Daily Delivery Quantity:
Maximum Monthly Receipt Quantity:
Maximum Monthly Delivery Quantity:
Maximum Annual Receipt Quantity:
Maximum Annual Delivery Quantity:
Demand Quantity:
Monthly Commodity Charge:
Monthly Demand Rate:
Month of delivery)
Fuel and Use Quantity:
Point(s) of Receipt:
Point(s) of Delivery:
Other Conditions:


ENERGAS COMPANY                    ONEOK WesTex Transmission, L.P. division
of Atmos Energy Corporation        By: ONEOK WesTex Gas Pipeline, Inc.
                                   General Partner


By:     SAMPLE-NO SIGNATURE        By:   SAMPLE-NO SIGNATURE

Name:        SAMPLE N/A                     John L. Sommer

Title:       SAMPLE N/A                     Vice President

Date:        SAMPLE N/A

                                    EXHIBIT B


FACILITY DATA                    DATA DEFINITION                       REMARKS
-------------                    ---------------                       -------
FACILITY NAME
METER TYPE
OPERATOR
3RD PARTY
CAPACITY
STATE
COUNTY
SECTION
TOWNSHIP/BLOCK
RANGE/SURVEY
SYSTEM NUMBER
I.D. DATE
ASSOCIATED CONTRACT
COMMENTS

                                    EXHIBIT C
                                     ENERGAS

Location Name:
Technician:
Energas Premise Number:
ONEOK Account Number:

Pipeline Number:
System Number:
Meter Size:
Meter S/N:
--------------------------------------------------------------------------------
P.D. METER PRESSURE CHANGE

Type of Instrument:    VTC ____   FF ____  PCI ____ Gauge ____ Oz. ___ Chart ___
Meter Reading:
Pressure Changed From:
Pressure Changed To:
--------------------------------------------------------------------------------
INDEX CHANGE

Old Index Reading:
New Index Reading:
--------------------------------------------------------------------------------
POSITIVE METER CHANGE OUT

Old Meter Serial No.: _________________ Size: __________  Code: _____________
Out Reading:

New Meter Serial No.: _________________  Size: __________  Code: _____________
In Reading:
--------------------------------------------------------------------------------
Pressure Base:
Pressure:
Local Atmospheric Pressure _________  Latitude: _________ Longitude: ___________
--------------------------------------------------------------------------------
Whom Notified:                                                Notified By:
Date Notified:                                                Time Notified:
Date Completed:                                               Time Completed:
Current Date:
--------------------------------------------------------------------------------
Remarks:


--------------------------------------------------------------------------------
CC: Jamie Luckett, ONEOK - Lubbock
    Lubbock Measurement - Tina Fowler, Energas - Lubbock

                                                          Agreement No .27657-FT

                                   EXHIBIT A-4

                              TO SERVICE AGREEMENT
                                     BETWEEN
                         ONEOK WESTEX TRANSMISSION, L.P.
                                       AND
                         ENERGAS COMPANY, A DIVISION OF
                            ATMOS ENERGY CORPORATION

                      Transportation for Large Volume Sales

                                  SERVICE ORDER

        ONEOK WesTex Transmission, L.P. (Company) and ENERGAS Company, a division of Atmos Energy Corporation (Customer) agreed to this Service Order pursuant to the terms of that Service Agreement effective January 1, 2002, between Company and Customer.

Type of Service:                            Firm

Transportation Period:                      January 1, 2002 through March 31,
                                            2005 and year to year thereafter by
                                            either party with sixty (60) days
                                            advance written notice prior to
                                            March 31, 2005 or any anniversary
                                            thereof.

Maximum Daily Receipt Quantity:             N/A

Maximum Daily Delivery Quantity:            Up to 18,000 MMBtu per Day

Maximum Monthly Receipt Quantity:           N/A

Maximum Monthly Delivery Quantity:          N/A

Maximum Annual Receipt Quantity:            N/A

Maximum Annual Delivery Quantity:           N/A

Monthly Commodity Charge:                   (1) For the period commencing
                                            January 1, 2002 through December 31,
                                            2002, the rate shall be $0.14 per
                                            MMBtu times the actual MMBtu's of
                                            Gas delivered to Customer at the
                                            Point(s) of Delivery.

Fuel and Use Quantity:                      Customer will provide an in kind
                                            fuel reimbursement equal to one and
                                            one-quarter percent (1.25%) of the
                                            total quantity of Gas delivered at
                                            the Point(s) of Receipt. Possession
                                            and title of the fuel reimbursement
                                            Gas shall be transferred at the
                                            Point(s) of Receipt.

Point(s) of Receipt:                        Interconnection facilities of others
                                            with Company for the delivery of Gas
                                            to Company.

Point(s) of Delivery:                       All points of interconnection
                                            between Company and Customer where
                                            Customer receives Gas for delivery
                                            to Customer's large volume
                                            industrial customers.

Other Conditions:                           See Schedule A-4 attached hereto and
                                            by this reference included herein.

ENERGAS Company, a division of              ONEOK WesTex Transmission, L.P.
Atmos Corporation                           By: ONEOK WesTex Pipeline, Inc.
                                            General Partner

By: /s/ Gordon J. Roy                       By: /s/ John L. Sommer
Name:  Gordon J. Roy                                John L. Sommer
Title:   Vice President                             Vice President

                                  SCHEDULE A-4

I.       Definitions

         (a) "Industrial Customers" shall mean those customers shown on List #1 attached to this Schedule A-4.

         (b) "Industrial Load" shall mean the volumes of Gas delivered to Customer for delivery to the Industrial Customers.

II.      Industrial Load

         (a)      Customer nominations

                  (1) Customer will nominate the supplies of gas into Company and deliveries of gas from Company on or before 11:45 A.M. of the Day preceding the Day on which gas is to flow such that supplies match the Customer s nominations on a daily basis, provided that with respect to weekends the nomination shall be provided to Company on or before 11:45 A.M. of the Day before the weekend which is not a holiday; and provided further that with respect to holidays the nomination shall be provided to Company on or before 11:45 A.M. of the Day before the holiday which Day is not a weekend or holiday.

                  (2) Both Parties acknowledge that the Industrial Load can change at any time, at which time Company may require Customer, as discussed via telephone and confirmed in writing, via fax or other electronic means, to make intraDay nominations and either (A) deliver such additional gas as Company may request for such gas Day or next gas Day or (B) reduce deliveries to Company, in such amount as requested by Company for such gas Day. Customer must use its best efforts to comply with such intra-Day nomination request and delivery or reduce supplies to Company. Company shall not request Customer to make intra-Day nominations and adjust deliveries in excess of thirty percent (30%) of the flowing industrial volumes for such gas Day.

                  (3) Delivery nominations will be made for all of the Industrial Load directly connected to Company's system.

                  (4)      Supply nominations will be by Point(s) of Receipt.

         (b)      Imbalances

If actual receipts of gas at the Point(s) of Receipt nominated and scheduled for the Industrial Customers in any given month are different than the actual deliveries of Gas to the Industrial Customers, then any such imbalance shall be eliminated by in-kind balancing within sixty (60) days after the date of the invoice which initially documents such imbalance.

SCHEDULE A-4

                                     List #1
                              Industrial Customers


                   Name                                                         TBS or Direct Connect(DC)

WEYERHAUSER                                                                                   TBS
CROUSE-HINDS                                                                                  TBS
VALLEY PROTEIN                                                                                TBS
FARMLAND                                                                                      TBS
LAMESA COTTON OIL                                                                             TBS
WOOLAM GIN WEST                                                                               TBS
COVENANT LAKESIDE IMAGING                                                                     TBS
COVENANT LAKESIDE HOSPITAL                                                                    TBS
COVENANT LAKESIDE PLAZA                                                                       TBS
COVENANT LAKESIDE PLACE                                                                       TBS
COVENANT- 075-2466647                                                                         TBS
NURSING SCHOOL - 101-3922311                                                                  TBS
COV. MEDICAL CTR. - 007-0021120                                                               TBS
DOCTOR'S LOUNGE - 077-1564044                                                                 TBS
DAYCARE - 055-5002911                                                                         TBS
PHYS.PLANT - 053-0012526                                                                      TBS
E.PARKING GARAGE - 039-5452235                                                                TBS
W PARKING GARAGE - 039-5440018                                                                TBS
WEST TEXAS VA HEALTHCARE                                                                      TBS
PENATEK                                                                                       TBS
SHE RLEY ANDERSON GRAIN                                                                       TBS
SHERLEY ANDERSON GRAIN                                                                        TBS
SHERLEY ANDERSON GRAIN                                                                        TBS
TEXAS SESAME- #1                                                                              TBS
TEXAS SESAME- #2                                                                              TBS
TEXAS SESAME- #3                                                                              TBS
TEXAS SESAME- #4                                                                              TBS
WESTERN CONTAINER                                                                             TBS
WESTERN CONTAINER                                                                             TBS
KOCH MATERIALS                                                                                TBS
KOCH MATERIALS                                                                                TBS
ENTERRA HARRISBURG- WOOLEY                                                                    TBS
DELEON PEANUT - LAMESA                                                                        T8S
AGRI FARM #4                                                                                  TBS
AGRI FARM #5                                                                                  TBS
AGRI FARM #6                                                                                  TBS
AGRI FARM- TULIA                                                                              TBS
WEST TEXAS PEANUT                                                                             TBS
MEADOW FARMERS COOP                                                                           TBS
TERRY COUNTY COOP GIN                                                                         TBS
BIRDSONG - BROWN FIELD                                                                        TBS


LOOP COOP GIN                                                                                 TBS
Hi Pro Feeds                                                                                  TBS
Gaines Co Farm Supply                                                                         DC
Continental Sulphur - Odessa                                                                  DC
DeLeon Peanut - B'FIELD                                                                       DC
Minza Southwest                                                                               DC
Debruce Grain                                                                                 DC
Zipp Industries                                                                               DC
Sherley Anderson Grain                                                                        DC
AGRI FARM -#2                                                                                 DC
AGRI FARM-GROWERS                                                                             DC
AGRI FARM - PLAINVIEW                                                                         DC
Olton Grain COOP                                                                              DC
Amoco Prod. - Cedar Lake                                                                      DC
Martin Resources                                                                              DC
DeLeon Peanut - Seminole                                                                      DC
Lakeview Gin - Tulia                                                                          DC
TDCJ- Lamesa                                                                                  DC
United Farm IND                                                                               DC
United Farm Edmonson                                                                          DC
Union Coop Gin                                                                                DC
Union Coop Gin                                                                                DC
Hereford Bi-Products                                                                          DC
Farstad Oil                                                                                   DC
AMF Vetco                                                                                     DC
Windham Gin                                                                                    DC
Sherley Anderson Grain                                                                         DC
Amoco Production - Spade                                                                       DC
Texas Sesame - Earth                                                                           DC
T.D.C.J.-Lub. Trusty Unit                                                                      DC
T.D.C.J.-Lub. Psychiatric                                                                      DC
Edmonson Wheat Growers                                                                         DC
Edmonson Wheat Growers                                                                         DC
Edmonson Wheat Growers                                                                         DC
Windstar, Inc.                                                                                 DC
Farmers Tuco Gin/ Edcot                                                                        DC
Owens Coop Gin                                                                                 DC


Owens Coop Gin                                                                                 DC
Owens Coop Gin                                                                                 DC
WEST TEXAS PEANUT                                                                              DC
AGRI FARM- FLAGG                                                                               DC
Fourway Gin                                                                                    DC
Gaines Farm Supply-west                                                                        DC
Ten Hi Gin                                                                                     DC
Fiber Tex Gin                                                                                  DC
New Tex Gin                                                                                    DC
Tule Creek Gin                                                                                 DC
Parmer County Cotton Growers                                                                   DC
Parmer County Cotton Growers                                                                   DC
United Cotton Growers                                                                          DC
Birdsong - Seminole                                                                            DC
United Farm #194                                                                               DC
DEAF SMITH FEEDYARD                                                                            DC
DEAF SMITH FEEDYARD                                                                            DC
KIRKLAND CATTLE                                                                                DC
SUGARLAND FEEDYARD                                                                             DC
BEEFTECH CATTLE FEEDERS                                                                        DC
BEEFTECH CATTLE FEEDERS                                                                        DC
BEEFTECH CATTLE FEEDERS                                                                        DC
BEEFTECH CATTLE FEEDERS                                                                        DC
CAVINESS PACKING CO                                                                            DC
BARRETT & CROFOOT E                                                                            DC
DAWN FEEDYARD                                                                                  DC
DAWN FEEDYARD                                                                                  DC
XCL FEEDERS                                                                                    DC
C M CATTLE - FORMERLY FRIO                                                                     DC
BARRETT & CROFOOT W                                                                            DC
FRIONA FEEDERS                                                                                 DC
PACO                                                                                           DC
CONAGRA CATTLE / ASSO.                                                                         DC
CONAGRA CATTLE / ASSO.                                                                         DC
A2 CATTLE FEEDING                                                                              DC
RAFTER 3 FEEDYARD                                                                              DC
BUD HILL FEEDLOT                                                                               DC
BEEFCO FEEDERS                                                                                 DC
SLASH 0 (FORMERLY SMITH)                                                                       DC
CLUCK CATTLE CO. - MILL                                                                        DC
NUTT FEEDYARD                                                                                  DC
LONE STAR FEEDYARD                                                                             DC
LONE STAR FEEDYARD                                                                             DC


LONE STAR FEEDYARD                                                                             DC
RANDALL COUNTY FEEDYARD                                                                        DC
SWISHER CATTLE CO                                                                              DC
PRAIRIE CATTLE                                                                                 DC
TULIA FEEDLOTS                                                                                 DC
C-BAR FEEDYARD                                                                                 DC
HALE CENTER FEEDYARD                                                                           DC
HILL FARM FEEDLOT                                                                              DC
SHEPARD FEED LOT I HALE CO.                                                                    DC
CAPROCK INDUSTRIES                                                                             DC
LITTLEFIELD FDYARD / FRIONA LAD.                                                               DC
LITTLEFIELD FDYARD / FRIONA LAD.                                                               DC
BOVINA FEEDERS                                                                                 DC
XVES-TEX FEEDYARDS                                                                             DC
CATTLEMENS I OLTON                                                                             DC
CARSON CO FEEDLOT                                                                              DC
GODHOLD FEEDS                                                                                  DC
TEXZONA CUSTOM- SMYER                                                                          DC

                                   EXHIBIT A-3
                              TO SERVICE AGREEMENT
                                     BETWEEN
                         ONEOK WESTEX TRANSMISSION, L.P.
                                       AND
                         ENERGAS COMPANY, A DIVISION OF
                            ATMOS ENERGY CORPORATION

                              IRRIGATION TRANSPORT

                                  SERVICE ORDER

        ONEOK WesTex Transmission, L.P. (Company) and ENERGAS Company, a division of Atmos Energy Corporation (Customer) agreed to this Service Order pursuant to the terms of that Service Agreement effective January 1, 2002, between Company and Customer.

Type of Service:                            Firm

Transportation Period:                      January 1, 2002 through December 31,
                                            2004 and year to year thereafter
                                            until terminated by either party
                                            with sixty (60) days advance written
                                            notice prior to December 31, 2004 or
                                            any anniversary thereof.

Maximum Daily Receipt Quantity:             N/A

Maximum Daily Delivery Quantity:            Up to 15,000 MMBtu per Day

Maximum Monthly Receipt Quantity:           N/A

Maximum Monthly Delivery Quantity:          N/A

Maximum Annual Receipt Quantity:            N/A

Maximum Annual Delivery Quantity:           N/A

Monthly Commodity Charge:                   $0.2858 per MMBtu times the actual
                                            MMBtu's of Gas delivered to Customer
                                            at the Point(s) of Delivery
                                            excluding storage injections and
                                            withdrawals.

Fuel and Use Quantity:                      Customer will provide an in kind
                                            fuel reimbursement equal to one and
                                            one-quarter percent (1.25%) of the
                                            total quantity of Gas delivered at
                                            the Point(s) of Receipt. Possession
                                            and title of the fuel reimbursement
                                            Gas shall be transferred at the
                                            Point(s) of Receipt. Fuel
                                            reimbursement excludes storage
                                            injections and withdrawals.

Point(s) of Receipt:                        Interconnection facilities of others
                                            with Company for the delivery of Gas
                                            to Company including storage
                                            facilities of ONEOK Texas Gas
                                            Storage, L.P. pursuant to the
                                            Storage Agreement.

Point(s) of Delivery:                       All points of interconnection
                                            between Company and Customer where
                                            Customer receives delivery of Gas
                                            from Company for delivery to
                                            Customer's irrigation customers
                                            including storage facilities of
                                            ONEOK Texas Gas Storage, L.P.
                                            pursuant to the Storage Agreement.

Other Conditions:                           See Schedule A-3 attached hereto and
                                            by this reference included herein.

ENERGAS Company, a division of          ONEOK WesTex Transmission, L.P.
Atmos Corporation                       By: ONEOK WesTex Pipeline, Inc.
                                        General Partner

By:  /s/ Gordon J. Roy                  By: /s/ John L. Sommer
Name:    Gordon J. Roy                          John L. Sommer
Title:   Vice President                         Vice President

                                  SCHEDULE A-3


Definitions

         (a) "All Other Areas" shall mean the areas of Company's pipeline not included in the Triangle Area defined below.

         (b) "Irrigation Load" shall mean volumes delivered by Company for delivery to Customer's irrigation customers.

         (c) "Line Segments" shall mean the sections of Company's pipeline shown on Map #3 attached to this Schedule A-3 and included herein and identified by line numbers 5,6,8,23,26, 27,28,53,54, and 58.

         (d) "RSE" shall mean the revised Scada estimate which shall be made.

         (e) "Scada" shall mean Supervisory Control and Data Acquisition system of Company.

         (f) "Scada estimates" shall mean twenty-four (24) hour accumulated volumes from the Supervisory Control and Data Acquisition system.

         (g) "Triangle Area" shall mean the geographical area served from the Line Segments.

         (h) Triangle Area Supply Points shall be those Point(s) of Receipt shown on List #6 attached to Schedule A-1 of Exhibit A-1 attached to the Service Agreement.

II. Irrigation Load

         (a) Customer's requirements for forecasting Irrigation Load and for nominations

                  (1) The forecasted Irrigation Load will be calculated by Customer and provided to Company on or before 8:00 A.M. of the Day before the Day on which gas is to flow provided that with respect to weekends the Irrigation Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the weekend which is not a holiday; and provided further that with respect to holidays the Irrigation Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the holiday which Day is not a weekend or holiday. Company shall also prepare a Irrigation Load forecast and Customer and Company shall compare each of their respective Irrigation Load forecasts for each gas Day and shall attempt to agree to an Irrigation Load forecast.

                          (A) Should the Parties agree to an Irrigation Load forecast, then the agreed upon Irrigation Load forecast shall be equal to the daily nomination for gas deliveries to satisfy such Load in full, adjusted for any confirmed makeup or intra-Day nominations.

                          (B) In the event the parties cannot agree as to the Irrigation Load forecast, then Customer shall nominate to Company such Gas as it deems appropriate for the Irrigation Load.

                  (2) Customer will nominate the delivery of supplies into and deliveries from Company on or before 11:45 A.M of the Day preceding the Day on which gas is to flow such that supplies match the Customer's nominations on a daily basis, except that with respect to weekends and holidays, nominations need to be made on or before 11:45 A.M. of the Day before the weekend or holiday described in Section II (a)(1) above.

                  (3) Both Parties acknowledge that the Irrigation Load forecast can change at any time, at which time Company and Customer will discuss what action, if any, should be taken, including withdrawal of gas from or injection of gas into storage or additional or reduced gas supply from third parties. If the parties agree as to the action to be taken, then Customer, as discussed via telephone and confirmed in writing, via fax or other electronic means, will make intra-Day nominations and either (A) deliver such additional gas as Company may request for such gas Day or next gas Day or (B) reduce deliveries to Company, in such amount as requested by Company for such gas Day or (c) inject gas into or withdraw gas from Storage as allowed by and pursuant to the Storage Agreement. Customer must use its best efforts to comply with such intra-Day nomination request and deliver or reduce supplies to Company. Company shall not request Customer to make intra-Day nominations and adjust deliveries in excess of thirty percent (30%) of the flowing irrigation volumes for such gas Day. If the parties disagree, then Customer will take such action as it deems necessary for the Irrigation Load.

                  (4)     Delivery Nominations will be made as follows:

                          (A)      Triangle Area

                          (B)      All Other Areas

                  (5) Supply nominations will be by Point(s) of Receipt and will be made as follows:

                          (A) Triangle Area supplies -- (Supply from the Triangle Area Supply Points must provide on a daily basis 35% of the Triangle Area forecasted and nominated deliveries for the months March through the next following September.)

                          (B)      All other supplies

                          (C) Storage will only be considered as supply for the Triangle Area only after the above supply requirements have been satisfied for such area.

         (b)      Scada Estimates and RSE

                  Company requirements for reporting Scada estimates and RSE volumes

                  (1) The RSE Volumes for the Irrigation Load will be reported by the Company by the following two areas:

                          (A)      Triangle Area

                          (B)      All Other Areas

                  (2) The Scada estimates and RSE volumes for the Irrigation Load for each area described immediately above will be provided to Customer as described below and will be calculated as follows:

                          (A) Sum of receipts into each Line Segment that are available by daily collected BEM readings.

                          (B) Less the Non-Customer deliveries that are available by daily collected EFM readings.

                          (C) Less the estimated Non-Customer deliveries that are not available by daily collected BEM readings.

                          (D) Less the estimated Customer LDC volumes for each Line Segment.

                          (E)      Plus or minus the change in line pack.

                  (3) Company shall provide the Scada estimate of the Irrigation Load for such gas Day to Customer on or before 12:00 noon following the end of a gas Day.

                  (4) Company shall provide the RSE for the Irrigation Load to Customer on or before 12:00 noon on the second Day following the gas Day.

         (c)      Imbalances.

                  (1) If the Company and the Customer have agreed to the Irrigation Load forecast for a Day of a Month and have agreed for such Day as to any intra-Day nominations to be omitted or made for such Day, as appropriate, then there shall be no Daily Cashout pursuant to Section 11(d) below and any imbalance will be handled pursuant to Section 11(e) of this Schedule A-3.

                  (2) If the Company and Customer have agreed to the Irrigation Load forecast for a Day but have not agreed as to any intra-Day nominations to be omitted or made for such Day, then on a daily basis, any imbalance between the actual deliveries to the Company at the Point(s) of Receipt for the Irrigation Load and the RSE for such Day in excess of five percent (5%) of the RSE for that Day shall automatically be reduced by delivering gas into or withdrawing gas from storage pursuant to and only as allowed by the Storage Agreement for such Day. If after such automatic balancing the imbalance still exceeds five percent (5%) of the RSE for that Day, then to the extent storage is available as determined by Company in its sole discretion such excess shall be deemed to be an overrun delivery into or withdrawal from storage pursuant to the Storage Agreement and Customer shall pay to Company any overrun fee imposed by the Storage Agreement. If storage is not available, then Customer shall be subject to the requirements described in Section 11(d) below.

                  (3) When there is no agreement between Company and Customer as to the Irrigation Load forecast for a Day during a Month but Company and Customer have agreed as to any intra-Day nominations to be omitted or made for such Day, then for such Day there shall be no Daily Cashout thereof pursuant to Sections II(d) below and any imbalance will be handled pursuant to Section II(e) below.

                  (4) If the Company and Customer have not agreed as to the Irrigation Load Forecast for a Day and have not agreed as to any intra-Day nominations for such Day, then on a daily basis any imbalance between the actual deliveries to the Company at the Point(s) of Receipt for the Irrigation Load and the RSE for such Day in excess of five percent (5%) of the RSE for that Day shall automatically be reduced by delivering into or withdrawing from storage pursuant to and only as allowed by the Storage Agreement for such Day. If after such automatic balancing the imbalance still exceeds five percent (5%) of the RSE for that Day, then Customer shall be subject to the requirements described in Section II(d) below.

         (d)      Daily Cashout.

                  (1) If nominations of gas as actually scheduled at the Point(s) of Receipt for the Irrigation Load on any given Day exceed the sum of the RSE and any intra-Day adjustments requested by Company and provided by Customer on such Day (Imbalance Day) by greater than five percent (50 O), Company shall purchase from Customer (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to ninety percent (90%) of the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication, Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha Area."

                  (2) If the sum of the RSE and any intra-Day adjustments requested by Company and provided by Customer on any given Day exceeds the nominations of gas as actually scheduled at the Point(s) of Receipt for the Irrigation Load on such Day by greater than five percent (5%), Customer shall purchase from Company (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication. Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha area" times one hundred ten percent (110%).

         (e)      In-kind Balancing.

                  At the end of each month and after taking into account the buying and selling of gas pursuant to Sections II(d) above, if there is any monthly imbalance between Company and Customer (including, without limitation, any imbalances within the five percent (5%) tolerance described above), it shall be eliminated by in-kind balancing within sixty (60) days after the date of the invoice which initially documents such imbalance.

         (f)      Payment.

                  With respect to any imbalance payment due, if due by Company, it shall be paid by Company within thirty (30) days after the Company notifies Customer of such imbalance; and if due by Customer, it shall be paid by Customer within thirty (30) Days of receipt of invoice from Company of such imbalance.

                                   EXHIBIT A-2
                              TO SERVICE AGREEMENT
                                     BETWEEN
                         ONEOK WESTEX TRANSMISSION, L.P.
                                       AND
                         ENERGAS COMPANY, A DIVISION OF
                            ATMOS ENERGY CORPORATION

                                  LDC Amarillo

                                  SERVICE ORDER

         ONEOK WesTex Transmission, L.P. (Company) and ENERGAS Company, a division of Atmos Energy Corporation (Customer) agreed to this Service Order pursuant to the terms of that Service Agreement effective January 1, 2002, between Company and Customer.

Type of Service:                            Firm

Transportation Period:                      January 1, 2002 through March 31,
                                            2005, and year to year thereafter
                                            until terminated by either party
                                            with sixty (60) days advance written
                                            notice prior to March, 2005 or any
                                            anniversary thereof.

Maximum Daily Receipt Quantity:             N/A

Maximum Daily Delivery Quantity:            Winter Period - Not in excess of
                                            pipeline capacity at MAOP at the
                                            Point(s) of Delivery
                                            Summer Period - Not in excess of
                                            pipeline capacity at NAOP at the
                                            Point(s) of Delivery

Maximum Monthly Receipt Quantity:           N/A

Maximum Monthly Delivery Quantity:          N/A

Maximum Annual Receipt Quantity:            N/A

Maximum Annual Delivery Quantity:           N/A

Demand Quantity:                            N/A

Monthly Commodity Charge:                   $0.05 per MMBtu times the actual
                                            quantity of Gas delivered to
                                            Customer at the Point(s) of Delivery
                                            shown on List #1 attached to
                                            Schedule A-2.

Monthly Demand Rate:                        N/A

Fuel and Use Quantity:                      Customer will provide an in kind
                                            fuel reimbursement equal to one and
                                            one-quarter percent (1.25%) of the
                                            total quantity of Gas delivered at
                                            the Point(s) of Receipt. Possession
                                            and title of the fuel reimbursement
                                            Gas shall be transferred at the
                                            Point(s) of Receipt.

Point(s) of Receipt:                        Interconnection facilities of others
                                            with Company for the delivery of Gas
                                            to Company.

Point(s) of Delivery:                       All pints of interconnection between
                                            Company and Customer shown on List
                                            #1 attached to Schedule A-2.

Other Conditions:                           See Schedule A-2 attached hereto and
                                            by this reference included herein.

ENERGAS Company, a division
of Atmos Energy Corporation             ONEOK WESTEX TRANSMISSION, L.P.
                                        By: ONEOK WesTex Pipeline, Inc.
By:  /s/ Gordon J. Roy                  General Partner

Name:    Gordon J. Roy                  By: /s/ John L. Sommer
         Vice President
                                        John L. Sommer
                                        Vice President
          8-22-02
          -------
            [JS]

                                  SCHEDULE A-2

DEFINITIONS

         (a) "Amarillo Area" shall mean the geographical area served from Point(s) of Delivery as detailed on List #1 attached to and made a part of this Schedule A-2.

         (b) "Amarillo Load" shall mean volumes delivered by Company to the Point(s) of Delivery on List #1 attached to and made a part of this Schedule A-2 for delivery to Customer's distribution customers.

         (c) "Amarillo Area Supply Points" shall mean those Points of Receipt shown on List #2 attached to and made a part of this Schedule A-2.

         (d) "MAOP" shall mean the maximum allowable operating pressure for a particular pipeline as it may change from time to time.

         (e) "RSE" shall mean the revised Scada estimate which shall be made.

         (f) "Scada" shall mean Supervisory Control and Data Acquisition system of Company.

         (g) "Scada estimates" shall mean twenty-four (24) hour accumulated volumes from the Supervisory Control and Data Acquisition system.

         (h)      "TBS" shall mean the town border stations within an area.

II.      Amarillo Load

         (a) Customer requirements for forecasting Amarillo Load and for nominations

                  (1) The forecasted Amarillo Load for the Company system will be calculated by Customer and provided to Company on or before 8:00 A.M. of the Day before the Day on which gas is to flow provided that with respect to weekends the Amarillo Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the weekend which is not a holiday; and provided further that with respect to holidays the Amarillo Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the holiday which Day is not a weekend or holiday. Company shall also prepare a Amarillo Load forecast and Customer and Company shall compare each of their respective Amarillo Load forecasts for each gas Day and shall attempt to agree to an Amarillo Load forecast.

                           (A) Should the Parties agree to an Amarillo Load forecast, then the agreed upon load forecast shall be equal to the daily nomination for gas deliveries to satisfy such Load in full, adjusted for any confirmed makeup or intra Day nominations.

                           (B) In the event the parties cannot agree as to the Amarillo Load forecast, then Customer shall nominate to Company such Gas as it deems appropriate for the Amarillo Load.

                  (2) Customer will nominate the supplies of gas into Company and deliveries of gas from Company on or before 11:45 A.M. of the Day preceding the Day on which gas is to flow such that supplies match the Customer's nominations on a daily basis, except that with respect to weekends and holidays, nominations need to be made on or before 11:45 A.M. of the Day before the weekend or holiday described in Section II(a)( 1) above.

                  (3) Both Parties acknowledge that the Amarillo Load forecast can change at any time, at which time Company may request Customer, as discussed via telephone and confirmed in writing, via fax or other electronic means, to make intra-Day nominations and either (A) deliver such additional gas as Company may request for such gas Day or next gas Day or (B) reduce deliveries to Company, in such amount as requested by Company for such gas Day. Customer must use its best efforts to comply with such intraDay nomination request and deliver or reduce the supplies to Company. Company shall not request Customer to make intra-Day nominations and adjust deliveries in excess of thirty percent (30%) of the flowing Amarillo volumes for such gas Day. However, with respect to Saturdays, Sundays and holidays, when the parties are in agreement as to an Amarillo Load forecast, Customer will not be required to perform intra-Day nomination and delivery changes for such Saturdays, Sundays or holidays. If the parties are not in agreement as to the Amarillo Load forecast for a Saturday, Sunday or holiday, then Customer shall be subject to making intra Day nominations and delivery requirements as described above for such Days.

                  (4)      Delivery Nominations will be for the Amarillo Area.

                  (5) Supply Nominations will be by Point(s) of Receipt within the Amarillo Area and Amarillo Area Supply Points must provide all of Amarillo Load requirements.

         (b)      Scada Estimates and RSE

                  Company requirements for reporting Scada estimates and RSE Volumes

                  (1) The RSE volumes for the Amarillo Load will be reported by Company by the Amarillo Area alone.

                  (2) The RSE volumes for Amarillo Load will be provided to Customer as described below and will be the sum of all the Amarillo TBS volumes that are available by daily collected EFM readings for the Amarillo Area.

                  (3) A Scada estimate of the Amarillo Load for each gas Day will be communicated to Customer by 12:00 noon following the end of each gas Day by fax, e-mail, phone, or other electronic means that may be available in the future.

                  (4) The RSE volumes for Amarillo Area will be available two working Days after the end of the gas Day by fax or other electronic means that may be available in the future. Once available, the RSE for Amarillo Load based on the actual Amarillo volumes will be calculated using the methodology described above and communicated to Customer by 12:00 noon on the second Day following the end of the gas Day by fax, e-mail, phone, or other electronic means that may be available in the future.

         (c)      Imbalances.

                  (1) If the Company and the Customer have agreed to the Amarillo Load forecast for every Day of a Month, then there shall be no Daily Cashout pursuant to Section II(d) below.

                  (2) When there is no agreement between the Company and Customer as to the Amarillo Load forecast for any and all Days during a month, then for each such Day, Customer nominations (as actually scheduled) for the Amarillo Load on a daily basis to Company shall be within the tolerances as described in Section II(d) below when compared to the sum for such Day of (A) the RSE and (B) any intra-Day delivery adjustments requested by Company and provided by Customer. In the event such nominations, as adjusted, are not within the required tolerance, then Customer shall be subject to the requirements described in Section II(d) below.

         (d)      Daily Cashout

                  (1) If nominations of gas as actually scheduled at the Point(s) of Receipt for the Amarillo Load on any given Day exceed the sum of Subsections II(c)(2)(A) and (B) on such Day (Imbalance Day) by greater than five percent (5%), Company shall purchase from Customer (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to ninety percent (90%) of the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication, Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha Area."

                  (2) If the sum of Subsections II(c)(2)(A) and (B) on any given Day exceeds the nominations of gas as actually scheduled at the Point(s) of Receipt for the Amarillo Load on such Day (Imbalance Day) by greater than five percent (5%), Customer shall purchase from Company (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication, Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha area" times one hundred ten percent (110%).

         (e)      In-kind Balancing

                  At the end of each month and after taking into account the buying of gas pursuant to Section II(d) above, if there is any monthly imbalance between Company and Customer (including without limitation any imbalances within the five percent (5%) tolerance described above), it shall be eliminated by in-kind balancing at the direction and in accordance with the timing specifications of Company within sixty (60) days after the date of the invoice which initially documents such imbalance.

         (f)      Payment

                  With respect to any imbalance payment due, if due by Company, it shall be paid by Company within thirty (30) days after the Company notifies Customer of such imbalance; and if due by Customer, it shall be paid by Customer within thirty (30) Days of receipt of invoice from Company of such imbalance.

                                  SCHEDULE A-2
                                     LIST #1
                                  Amarillo Area


          STATION NAME                                        STATION #
          AMARILLO CREEK TO ENERGAS                              036811
          AMARILLO TBS #5                                        480030
          AMARILLO EMER IP 5                                     481008
          OWT TO AMARILLO KALKA                                  482001

                                  SCHEDULE A-2
                                     LIST #2
                           Amarillo Area Supply Points


STATION NAME                                           STATION #

NGPL POTTER                                                11442

                                   EXHIBIT A-i
                              TO SERVICE AGREEMENT
                                     BETWEEN
                         ONEOK WESTEX TRANSMISSION, L.P.
                                       AND
                         ENERGAS COMPANY, A DIVISION OF
                            ATMOS ENERGY CORPORATION

                            LDC (Excluding Amarillo)

                                  SERVICE ORDER

         ONEOK WesTex Transmission, L.P. (Company) and ENERGAS Company, a division of Atmos Energy Corporation (Customer) agreed to this Service Order pursuant to the terms of that Service Agreement effective January 1, 2002, between Company and Customer.


Type of Service:                            Firm

Transportation Period:                      January 1, 2002 through March 31,
                                            2005, and year to year thereafter
                                            until terminated by either party
                                            with sixty (60) days advance written
                                            notice prior to March, 2005 or any
                                            anniversary thereof.

Maximum Daily Receipt Quantity:             N/A

Maximum Daily Delivery Quantity:            Winter Period - (November-April)
                                            208,000 MMBtu per Day
                                            Summer Period - (May-October) 39,000
                                            MMBstu per Day


Maximum Monthly Receipt Quantity:           N/A

Maximum Monthly Delivery Quantity:          N/A

Maximum Annual Receipt Quantity:            N/A

Maximum Annual Delivery Quantity:           Winter Period - (November-April)
                                            37,648,000 MMBtu
                                            Summer Period - (May-October)
                                            7,176,000 MMBtu

Demand Quantity:                            Winter Period - (November-April)
                                            208,000 MMBtu per day
                                            Summer Period - (May-October) 39,000
                                            MMBtu per day

Monthly Commodity Charge:                   $0.02 per MMBtu times the actual
                                            quantity of Gas delivered to
                                            Customer at the Point(s) of Delivery
                                            excluding storage injections and
                                            withdrawals.

Monthly Demand Rate:
(to be paid in advance
of the Month of delivery)                   Winter Period - $0.07 times the
                                            Winter Period Demand Quantity times
                                            the number of Days in the respective
                                            Month of delivery.

Fuel and Use Quantity:                      Customer will provide an in kind
                                            fuel reimbursement equal to one and
                                            one-quarter percent (1.25%) of the
                                            total quantity of Gas delivered at
                                            the Point(s) of Receipt. Possession
                                            and title of the fuel reimbursement
                                            Gas shall be transferred at the
                                            Point(s) of Receipt. Fuel
                                            reimbursement excludes storage
                                            injections and withdrawals.

Point(s) of Receipt:                        Interconnection facilities of others
                                            with Company for the delivery of Gas
                                            to Company including storage
                                            facilities of ONEOK Texas Gas
                                            Storage, L.P. pursuant to the
                                            Storage Agreement.

Point(s) of Delivery:                       All pints of interconnection between
                                            Company and Customer where Customer
                                            receives Gas fom Company for
                                            delivery to Customer's distribution
                                            customers including storage
                                            facilities of ONEOK Texas Gas
                                            Storage, L.P. pursuant to the
                                            Storage Agreement.

Other Conditions:                           See Schedule A-1 attached hereto and
                                            by this reference included herein.

ENERGAS COMPANY
a division of Atmos Energy Corporation      ONEOK WesTex Transmission, L.P.
                                            By: ONEOK WesTex Gas Pipeline, Inc.
By: /s/ Gordon J. Roy                       General Partner
Name: Gordon J. Roy                         By: /s/ John L. Sommer
Title:  Vice President                      John L. Sommer
Date: 8-22-02                               Vice President

                                  SCHEDULE A-1

Definitions

         (a) "All Other Areas" shall mean the geographical areas served from the Point(s) of Delivery as detailed on List #1 attached to and made a part of this Schedule A-1.

         (b) "Amarillo Area" shall mean the geographical areas served from the Point(s) of Delivery as detailed on List #2 attached to and make a part of this Schedule A-1.

         (c) "Amarillo Load" shall mean volumes delivered by Company to the Point(s) of Delivery on List #2 attached to and made a part of this Schedule A-1 for delivery to Customer's distribution customers.

         (d) "LDC" shall mean all of the local distribution facilities of Customer separately defined as the Triangle Area, the North End Area, and All Other Areas but specifically not including the Amarillo Area.

         (e) "LDC Load" shall mean volumes delivered by Company for delivery to Customer's distribution customers excluding the Amarillo Load.

         (f) North End Area" shall mean the geographical areas served from the Point(s) of Delivery as detailed on List #3 attached to and made a part of this Schedule A-1.

         (g) "North End Area Supply Points" shall be those Points(s) of Receipt into the Company as shown on List #4 attached to and made a part of this Schedule A-1.

         (h) "RSE" shall mean the revised Scada estimate which shall be made.

         (i) "Scada" shall mean Supervisory Control and Data Acquisition system of Company.

         (j) "Scada Estimates" shall mean twenty-four (24) hour accumulated volumes from the Supervisory Control and Data Acquisition system.

         (k)      "TBS" shall mean the town border stations within an area.

         (1) "Triangle Area" shall mean the Point(s) of Delivery as detailed on List #5 attached to and made a part of this Schedule A-1.

         (m) "Triangle Area Supply Points" shall be those Point(s) of Receipt shown on List #6 attached to and made a part of this Schedule A-1.

II.      LDC Load

        (a) Customer requirements for forecasting LDC Load and for nominations

                  (1) The forecasted LDC Load for the Company system will be calculated by Customer and provided to Company on or before 8:00 A.M. of the Day before the Day on which gas is to flow provided that with respect to weekends the LDC Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the weekend which is not a holiday; and provided further that with respect to holidays the LDC Load forecast shall be provided to Company on or before 8:00 A.M. of the Day before the holiday which Day is not a weekend or holiday. Company shall also prepare a LDC Load forecast and Customer and Company shall compare each of their respective LDC Load forecasts for each gas Day and shall attempt to agree to a LDC Load forecast.

                           (A) Should the Parties agree to a LDC Load forecast, then the agreed upon LDC Load forecast shall be equal to the daily nomination for gas deliveries to satisfy such Load in full, adjusted for any confirmed makeup or intra-Day nominations.

                           (B) In the event the parties cannot agree as to the LDC Load forecast, then Customer shall nominate to Company such Gas as it deems appropriate for the LDC Load.

                  (2) Customer will nominate the supplies of gas into Company and deliveries of gas from Company on or before 11:45 A.M. of the Day preceding the Day on which gas is to flow such that supplies of gas match the Customer's nominations on a daily basis, except that with respect to weekends and holidays, nominations need to be made on or before 11:45 A.M. of the Day before the weekend or holiday described in
                           Section II(a)(1) above.

                  (3) Both Parties acknowledge that the LDC Load forecast can change at any time, at which time Company may request Customer, as discussed via telephone and confirmed in writing, via fax or other electronic means, to make intra-Day nominations and either (A) deliver such additional gas as Company may request for such gas Day or next gas Day or (B) reduce deliveries to Company, in such amount as requested by Company for such gas Day. Customer must use its best efforts to comply with such intraDay nomination request and deliver or reduce supplies to Company. Company shall not request Customer to make intra-Day nominations and adjust deliveries in excess of thirty percent (30%) of the flowing LDC volumes for such gas Day. However, with respect to Saturdays, Sundays and holidays, when the parties are in agreement as to a LDC Load forecast, Customer will not be required to perform intraday nomination and delivery changes for such Saturdays, Sundays or holidays. If the parties are not in agreement as to the LDC Load forecast for a Saturday,

                          Sunday or holiday, then Customer shall be subject to making intra-Day nominations and delivery requirements as described above for such Days.

                  (4)     Delivery nominations will be made as follows:

                          (A)      North End Area [Excluding Amarillo Area]

                          (B)      Triangle Area

                          (C)      All Other Areas

                  (5) Supply nominations will be by Point(s) of Receipt within the areas shown below and will be made as follows:

                          (A) North End Area supplies -- (Supply from the North End Area Supply Points must provide on a daily basis at least 55% of the North End Area nominated deliveries [excluding Amarillo Area] unless Customer is supplying 100% of the gas supply requirements for the Amarillo Area only from NGPL -- Potter North End Supply Point, in which case the 55% requirement is waived.)

                          (B) Triangle Area supplies -- (Supply from Triangle Area Supply Points must provide on a daily basis at least 20% of the Triangle Area nominated deliveries for the months of November through March.)

                          (C)      All Other Area supplies

                          (D) Storage will only be considered as supply for the North End and Triangle Areas only after the above supply requirements have been satisfied for such Areas.

        (b)       Scada Estimates and RSE

                  Company requirements for reporting Scada estimates and RSE
                  Volumes:

                  (1) The RSE volumes for the LDC Load will be reported by Company by the following three areas:

                          (A)     North End Area

                          (B)     Triangle Area

                          (C)     All Other Areas

                  (2) The Scada estimates and RSE volumes for the LDC Load for each area described immediately above will be provided to Customer as described below and will be calculated as follows:

                          (A) Sum of all TBS volumes that are available by daily collected EFM readings for each area.

                          (B) Less the nominations behind those TBS for Industrial Load as required pursuant to
                                   Section II of Schedule A-4 attached to
                                   Exhibit A-4 of the Service Agreement.

                          (C) Plus an estimate for the remaining 15% of the TBS volume based on a proration of the daily collected EFM readings.

                          (D) Plus an estimate of the rural system volumes for each area based on a proration of the daily collected EFM readings.

                  (3) A Scada estimate of the LDC Load by area for each gas Day will be communicated to Customer by 12:00 noon following the end of each gas Day by fax, e-mail, phone, or other electronic means that may be available in the future.

                  (4) The RSE volumes for the listed TBS's will be available two working Days after the end of the gas Day by fax or other electronic means that may be available in the future. Once available, the RSE for LDC Load based on the actual TBS volumes will be calculated using the methodology described above and communicated to Customer by 12:00 noon on the second Day following the end of the gas Day by fax, e-mail, phone, or other electronic means that may be available in the future.

         (c)      Imbalances

                  (1) If the Company and the Customer have agreed to the LDC Load forecast for every Day of a Month, then there shall be no Daily Cashout pursuant to Section 11(d) below. On a daily basis any imbalance between the actual deliveries to the Company at the Point(s) of Receipt for the LDC Load and the RSE for such Day in excess of five percent (5%) of the RSE for that Day, shall automatically be reduced by delivering gas into or withdrawing gas from storage pursuant to and only as allowed by the Storage Agreement for such Day. If after such automatic balancing the imbalance still exceeds five percent (5%) of the RSE for that Day then such excess shall also be deemed to be an overrun delivery into or withdrawal from storage pursuant to the Storage Agreement except that Customer shall not pay to Company any overrun fee imposed by the Storage Agreement.

                  (2) When there is no agreement between Company and Customer as to the LDC Load forecast for any or all Days during a month, then for each such Day, Customer nominations (as actually scheduled) for the LDC Load on a daily basis to Company shall be within the tolerance as described in Section 11(d) below when compared to the sum for such Day of (A) the RSE and
                          (B) any intra-Day delivery adjustments requested by Company and provided by Customer. On a daily basis any imbalance between the actual deliveries to the Company at the Point(s) of Receipt for the LDC Load and the RSE for such Day in excess of five percent (5%) of the RSE for that Day, shall automatically be reduced by delivering gas into or withdrawing gas from storage pursuant to and only as allowed by the Storage Agreement for such Day. If after such automatic balancing the imbalance still exceeds five percent (5%) of the RSE for that Day then
                          (C) if allowed by Company in its sole discretion, such excess may be injected into or withdrawn from storage pursuant to and only as allowed by the Storage Agreement as an overrun and Customer will pay for any such overruns in accordance with the Storage Agreement; or (D) if storage overrun is not available, Customer shall be subject to the requirements described in Section II(d) below.

         (d)      Daily Cashout

                  (1) If nominations of gas as actually scheduled at the Point(s) of Receipt for the LDC Load on any given Day (Imbalance Day) exceed the sum of Subsections II(c)(2)(A) and (B) on such Day by greater than five percent (5%), Company shall purchase from Customer (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to ninety percent (90%) of the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication, Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha Area."

                  (2) If the sum of Subsections II (c)(2)(A) and (B) on any given Day exceeds the nominations of gas as actually scheduled at the Point(s) of Receipt for the LDC Load on such Day (Imbalance Day) by greater than five percent (5%), Customer shall purchase from Company (on an MMBtu basis) any gas volumes in excess of five percent (5%) on that Imbalance Day at a rate equivalent to the published price shown for the Day that the RSE for such Imbalance Day is communicated to Customer in the publication, Gas Daily, as found in the chart entitled "Daily Price Survey," under the column entitled "Midpoint" for the Permian Basin Area for "Texas intras, Waha area" times one hundred ten percent (110%).

         (e)     In-kind Balancing

                  At the end of each month and after taking into account the buying of gas pursuant to Sections II(d) above, if there is any monthly imbalance between Company and Customer (including without limitation any imbalances within the five percent (5%) tolerance as described above), it shall be eliminated by in-kind balancing within sixty (60) days after the date of the invoice which initially documents such imbalance.

         (f)      Payment

                  With respect to any imbalance payment due, if due by Company, it shall be paid by Company within thirty (30) days after the Company notifies Customer of such imbalance; and if due by Customer, it shall be paid by Customer within thirty (30) Days of receipt of invoice from Company of such imbalance.

         (g)      Right of First Refusal

                  If at the termination of the LDC transportation contract, Company shall obtain a bona fide, executed written offer from a responsible and ready, willing and able party to transport gas on that part of Company's system which is used to serve Customer's LDC transportation customers as shown on the list provided below Company, without identifying the party submitting such offer, shall submit an exact copy of such offer to Customer. Customer shall have the right, exercisable by written notice delivered to Company within thirty (30) days from the date of delivery of an exact copy of such offer to Customer, to enter into a transportation agreement with Company for the price and on the same terms and conditions contained in such offer. If Customer does not timely exercise its right of first refusal, Company may complete the transportation arrangement pursuant to and on the terms of such third party offer and Customer shall no longer have any right of first refusal pursuant to this Service Agreement.

         (h)      Reduction Rights

                  Should Company directly serve an LDC transportation customer and Customer is no longer involved at all in delivering gas to such transportation customer, then Company shall reduce the Demand Quantity by the amount set opposite such transportation customer's name on the list attached hereto as List A-5 to this Schedule A- 1. Customer shall provide Company a list of the LDC transportation customers and shall be attached hereto as List A-5 to this Schedule A- 1. The maximum aggregate reduction for all LDC transportation customers (under the Agreement and all Exhibits and Schedules attached thereto) shall be 208,000 MMBtu/day.

                                  SCHEDULE A-1
                                     LIST #1
                                 All Other Areas


     STATION NAME                                        STATION #

     BIG SPRING #3                                          480024
     SLATON TBS                                             480062
     SOUTHLAND TBS                                          480063
     POST TBS                                               480064
     O'DONNELL TBS                                          480067
     O'DONNELL TBS                                          480068
     LAMESATBS1                                             480069
     LAMESATBS1                                             480070
     ROPES TBS                                              480071
     MEADOWS TBS                                            480072
     STANTON TBS                                            480075
     STANTON TBS                                            480076
     WELCH TBS                                              480090
     WELLMANTBS                                             480098
     COAHOMATBS                                             480120
     COAHOMATBS                                             480121
     SEMINOLE TBS                                           480384
     SEMINOLE TBS                                           480385
     SEAGRAVES TBS                                          480391
     SEAGRAVES TBS                                          480392
     FORSAN TBS T.O.                                        480394
     BROWNFIELD TBS NO 1                                    481110
     BROWNFIELD TBS NO 2                                    481115
     LAMESATBSNO2                                           481180
     BIG SPRING TBS NO.1                                    481700
     BIG SPRING TBS NO.2                                    481705
     WELCH TBS SECONDARY                                    480101

                                  SCHEDULE A-1
                                     LIST #2
                                  Amarillo Area


           STATION NAME                                        STATION #
           AMARILLO CREEK TO ENERGAS                              036811
           AMARILLO TBS #5                                        480030
           AMARILLO EMER IP 5                                     481008
           OWT TO AMARILLO KALKA                                  482001

                                  SCHEDULE A-i
                                     LIST #3
                                 North End Area


     STATION NAME                                        STATION #
     PANHANDLE TBS #2                                       480026
     ENERGAS-FRITCH TBS #2                                  480032
     TANGLEWOOD TBS #1                                      480095
     TANGLEWOOD TBS #2                                      480096
     ENERGAS - SANFORD TBS                                  480724
     ENERGAS - FRITCH TBS #1                                480725
     CANYON TBS #2                                          480890
     CANYON TBS NO. 1                                       481120
     PANHANDLE TBS                                          481730
     PAMPA SOUTH TBS                                        481735
     PAMPA WEST TBS                                         481740

                                  SCHEDULE A-i
                                     LIST #4
                             North End Supply Points



      STATION NAME                                        STATION #
      Pioneer! Fain Processing Plant                          36911
      NGPL/Potter                                             11442
      Trans WesternlCarson                                   103767
      NNG/Carson                                             103748

                                  SCHEDULE A-i
                                     LIST #5
                                  Triangle Area


         STATION NAME                                        STATION #
         DAWN TBS                                               540900
         HEREFORD EMERGENCY T                                   480035
         DIMMITT TBS #3                                         480037
         HAPPY TBS                                              480038
         KRESS TBS                                              480039
         SILVERTON TBS                                          480044
         SILVERTON TBS                                          480045
         QUITAQUE TBS                                           480046
         TURKEY TBS                                             480047
         MULESHOE TBS #2                                        480048
         SUDAN TBS                                              480049
         SUDAN TBS                                              480050
         AMHERST TBS                                            480051
         AMHERST TBS                                            480052
         ANTON TBS                                              480053
         ANTON TBS                                              480054
         EARTH TBS                                              480055
         SHALLO WATER TBS                                       480058
         LORENZOTBS                                             480060
         LORENZOTBS                                             480061
         WILSON TBS                                             480065
         WILSON TBS                                             480066
         WHITHARRELL TBS                                        480080
         WOLFFORTH TBS                                          480081
         WOLFFORTH TBS                                          480082
         NEW DEAL TBS                                           480083
         SPRINGLAKETBS                                          480084
         SPRINGLAKE TBS                                         480085
         VEGA TBS                                               480086
         VEGA TBS                                               480087
         HART TBS #1                                            480088
         HART TBS #2                                            480089
         EDMONSON TBS                                           480091
         NEW HOMES TBS                                          480092
         NEW HOMES TBS                                          480093
         SMYER TBS                                              480094
         NAZARETH TBS                                           480097
         LAKE RANSON TBS #1                                     480099
         LAKE RANSON TBS #2                                     480100
         SMYER TBS #2                                           480102

                                  SCHEDULE A-1
                                     LIST #5
                                  Triangle Area



         STATION NAME                                        STATION #
         FRIONA TBS - A                                         480382
         FRIONA TBS - B                                         480383
         HALE CENTER TBS                                        480386
         HALE CENTER TBS                                        480387
         LOCKNEYTBS                                             480388
         LOCKNEYTBS                                             480389
         LITTLEFIELD TBS #3                                     480397
         IDALOU T.B.S.                                          480402
         IDALOU T.B.S.                                          480403
         DIMMIT TBS #2                                          480540
         DIMMITT TBS #1                                         480553
         ENERGAS-FLOYDADA TBS                                   480562
         ENERGAS-RALLS TBS                                      480563
         ABERNATHY TBS                                          481100
         BOVINA TBS                                             481105
         CROSBYTON TBS                                          481130
         HEREFORD TBS NO.1                                      481165
         HEREFORDTBSNO2                                         481170
         LEVELLAND EMERG. TBS 1                                 481185
         LEVELLAND TBS #2                                       481190
         LITTLEFIELD TBS                                        481195
         LITTLEFIELD NO 2                                       481198
         MULESHOE TBS NO 1                                      481240
         OLTON TBS                                              481275
         PETERSBURG TBS                                         481280
         PLAINVIEWTBS NO. 1                                     481285
         PLAINVIEW TBS NO.2                                     481290
         PLAINVIEW TBS NO.4                                     481292
         TAHOKATBS                                              481325
         TULIA TBS NO. 1                                        481330
         TULIA TBS NO. 3                                        481340
         LUBBOCK NE TBS                                         481343
         LUBBOCK NW TBS                                         481344
         LUBBOCK SE TBS                                         481345
         LUBBOCK EAST TBS                                       481346
         PLAINVIEW TBS                                          480040
         BUFFALO SPRINGS TBS                                    542656

                                  SCHEDULE A-1
                                     LIST #6
                           Triangle Area Supply Points


         STATION NAME                                        STATION H
         El Paso Natural Gas/Umbarger                           103809
         El Paso Natural Gas/Amherst                            103808
         NGPL/Bailey                                             11443
         NGPL/Deaf Smith                                         25026
         NNG/Hale                                               103762
         El Paso Natural Gas/DWSTRHRT                           315830